SHARE ACQUISITION AGREEMENT
                                     between
                     PERFORMANCE TECHNOLOGIES, INCORPORATED

                               3688283 CANADA INC.
                                       and
                        MICROLEGEND TELECOM SYSTEMS INC.

                                  THOMAS BLAIN
                                REGINALD T. CABLE


                                TABLE OF CONTENTS

                                      Page


ARTICLE 1. DEFINITIONS.........................................................1
 1.1 Definitions...............................................................1
 1.2 Interpretation............................................................7

ARTICLE 2. THE ACQUISITION.....................................................7
 2.1 The Acquisition...........................................................7
 2.2 Acquisition Structure.....................................................7
 2.3 Closing...................................................................8

ARTICLE 3. ADJUSTMENTS RE EXCHANGEABLE SHARES; EXCHANGE OF CERTIFICATES........8
 3.1 Adjustments re Exchangeable Shares........................................8
 3.2 Exchange of Certificates..................................................8
 (a) Exchange Agent............................................................8
 (b) Exchange Procedures.......................................................8
 (c) Termination of Exchange Fund..............................................9
 (d) No Liability..............................................................9

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF MICROLEGEND.......................9
 4.1 Incorporation, Standing and Power........................................10
 4.2 Capital Structure........................................................10
 4.3 Authority, Etc...........................................................11
 4.4 No Conflict; Consents....................................................11
 4.5 Financial Statements.....................................................12
 4.6 No Additional Material Liabilities.......................................12
 4.7 Information Supplied.....................................................12
 4.8 MicroLegend Permits; Compliance with Legal Requirements..................12
 4.9 Real Property............................................................13
 4.10 Assets; Title; Absence of Liens and Encumbrances........................13
 4.11 Covenants and Restrictions; Zoning......................................14
 4.12 Condition of Occupied Real Property.....................................14
 4.13 Equipment; Personal Property............................................15
 4.14 Environmental Matters...................................................15
 4.15 Employee Plans..........................................................16
 4.16 Employment Matters......................................................18
 4.17 Material Agreements.....................................................19
 4.18 Litigation..............................................................21
 4.19 Taxes...................................................................21
 4.20 Absence of Certain Changes or Events....................................22
 4.21 Minute Books............................................................22
 4.22 Books and Records.......................................................22
 4.23 Insurance...............................................................23
 4.24 Intellectual Property...................................................23
 4.25 Accounts Receivable and Accounts Payable................................25
 4.26 Inventory and Backlog ..................................................25
 4.27 Customers and Suppliers.................................................25
 4.28 Product Warranties......................................................26
 4.29 Year 2000...............................................................26
 4.30 Banking Relationships...................................................26
 4.31 Disclosure..............................................................26

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PTI..............................27
 5.1 Incorporation, Standing and Power........................................27
 5.2 Authority................................................................27
 5.3 No Conflict..............................................................27
 5.4 SEC Documents............................................................28
 5.5 Information Supplied.....................................................28
 5.6 Capital Structure........................................................28
 5.7 Acquisition Consideration................................................29
 5.8 Absence of Certain Changes or Events.....................................29
 5.9 Litigation...............................................................29
 5.10 Compliance with Legal Requirements......................................29
 5.11 Disclosure..............................................................30

ARTICLE 6. COVENANTS OF MICROLEGEND...........................................30
 6.1 Ordinary Course..........................................................30
 6.2 Dividends; Changes in Stock..............................................31
 6.3 Issuance of Securities...................................................31
 6.4 MicroLegend Permits......................................................31
 6.5 Advice of Changes........................................................31
 6.6 Access...................................................................31
 6.7 No Solicitations.........................................................32
 6.8 Cooperation in Preparation of Registration Statement, Etc................32
 6.9 Preparation of Additional Financial Statements...........................33
 6.10 Letter of MicroLegend's Accountants.....................................33
 6.11 Affiliates..............................................................33
 6.12 Transaction Expenses....................................................33
 6.13 Shareholders'Representation Agreements..................................33
 6.14 Tangible Net Worth......................................................33
 6.15 Pooling Opinion.........................................................34

ARTICLE 7. COVENANTS OF PTI...................................................34
 7.1 Preparation of Registration Statement, Etc...............................34
 7.2 NASDAQ Listing...........................................................34
 7.3 Employees................................................................34

ARTICLE 8. ADDITIONAL COVENANTS OF EACH PARTY.................................35
 8.1 Additional Agreements; Best Efforts......................................35
 8.2 Expenses.................................................................35
 8.3 Brokers or Finders.......................................................35
 8.4 Pooling..................................................................35
 8.5 Cooperation re Canadian Taxes............................................35
 8.6 Other Actions............................................................36
 8.7 Confidentiality..........................................................36
 8.8 Publicity................................................................37

ARTICLE 9. CONDITIONS PRECEDENT TO PARTIES'OBLIGATIONS........................37
 9.1 Conditions to Each Party's Obligation to Effect the Acquisition..........37
 (a) Governmental Approvals...................................................37
 (b) No Injunctions or Restraints.............................................37
 9.2 Conditions of Obligations of PTI and Sub.................................37
 (a) Representations and Warranties...........................................37
 (b) Performance of Obligations of MicroLegend................................37
 (c) No Amendments to Resolutions.............................................38
 (d) Articles of Incorporation, Certificate of
     Incorporation and Good Standing Certificates.............................38
 (e) MicroLegend Permits......................................................38
 (f) Consents Under Agreements................................................38
 (g) Real Estate Matters......................................................38
 (h) Letter and Opinion of MicroLegend's Accountants..........................38
 (i) Affiliates'Agreements....................................................39
 (j) Shareholders'Representation Agreements...................................39
 (k) Pooling Opinion..........................................................39
 (l) Financial Advisor's Opinion..............................................39
 (m) Legal Opinion of LaBarge Weinstein ......................................39
 (n) Employment Agreements....................................................39
 (o) Surrender of Name........................................................39
 (p) Other Evidence...........................................................39
 9.3 Conditions of Obligations of MicroLegend and Record Holders..............39
 (a) Representations and Warranties...........................................39
 (b) Performance of Obligations of PTI and Sub................................40
 (c) No Amendments to Resolutions.............................................40
 (d) Legal Opinion of Harter, Secrest & Emery LLP and Nelligan Power, LLP.....40
 (e) Voting and Exchange Trust Agreement......................................40
 (f) Other Evidence...........................................................40

ARTICLE 10. COVENANTS AS TO POST-CLOSING MATTERS..............................40
 10.1 Support Agreement.......................................................40
 10.2 Escrow and Indemnification..............................................40
 (a) Escrow Fund..............................................................41
 (b) Escrow Period............................................................41
 (c) Indemnification by MicroLegend Shareholders..............................41
 (d) Limitation ..............................................................41
 (e) Damage Threshold ........................................................42
 (f) Claims Upon Escrow Fund..................................................42
 (g) Objections to Claims.....................................................42
 (h) Resolution of Conflicts; Arbitration.....................................43
 (i) Representatives of the Shareholders......................................44
 (j) Third Party Claims.......................................................45
 (k) Indemnification By PTI...................................................45

ARTICLE 11. TERMINATION.......................................................46
 11.1 Termination.............................................................46
 11.2 Effect of Termination...................................................46

ARTICLE 12. IN GENERAL........................................................47
 12.1 Survival of Representations, Warranties and Agreements..................47
 12.2 Amendment; Waiver.......................................................47
 12.3 Notices.................................................................47
 12.4 Schedules and Other Instruments.........................................49
 12.5 Inferences..............................................................49
 12.6 Governing Law...........................................................49
 12.7 Assignment..............................................................49
 12.8 Benefit.................................................................49
 12.9 Entire Agreement; Rights of Ownership...................................49
 12.10 Counterparts...........................................................49

                           SHARE ACQUISITION AGREEMENT


     This Share Acquisition Agreement (this "Agreement") has been made as of December 2, 1999, by and between PERFORMANCE TECHNOLOGIES, INCORPORATED, a Delaware corporation ("PTI"), 3688283 CANADA INC., a CBCA corporation ("Sub"), MICROLEGEND TELECOM SYSTEMS INC., a CBCA corporation ("MicroLegend") and Thomas Blain ("Blain") and Reginald T. Cable ("Cable") (Blain and Cable collectively referred to as the "Principal Shareholders").

                                    Recitals


         PTI, MicroLegend and the Principal Shareholders have executed and delivered a non-binding Memorandum of Understanding executed by PTI on October 4, 1999 (the "MOU") setting forth the general terms and conditions on which PTI would acquire MicroLegend.


         The respective Boards of Directors of PTI and MicroLegend have approved the acquisition of MicroLegend, pursuant and subject to the terms and conditions of this Agreement (the "Acquisition"), whereby all of the issued and outstanding shares of the capital stock of MicroLegend will be acquired by Sub in consideration for Sub's issuance of Exchangeable Shares of Sub which will be exchangeable into shares of PTI Common Stock on a one-for-one basis, and the parties each desire to make certain representations, warranties and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition.


         The parties recognize and acknowledge that it is critical to PTI and a condition precedent to its obligation to close the Acquisition, that PTI will be able to account for the Acquisition as a Pooling. The parties recognize that it is critical to the shareholders of MicroLegend that they receive Exchangeable Shares without the recognition of any gain or loss pursuant to applicable income tax laws and that such holders upon conversion of the Exchangeable Shares will receive freely tradable PTI Common Stock.



         NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties agree to effect the Acquisition on the terms and conditions herein provided and further agree as follows:

Article 1.........DEFINITIONS

1.1 Definitions. In addition to the other definitions contained in the heading paragraph of this Agreement, the foregoing recitals and Section 1.2, the following terms will, when used in this Agreement, have the following respective meanings:


         "Acquisition" has the meaning given it in the Recitals.


         "Acquisition Consideration" has the meaning given it by Section 2.1.


         "Acquisition Transaction" has the meaning given it by Section 6.7.


         "Affiliate" means a Person which, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.


         "Affiliates' Agreements" has the meaning given it by Section 6.11.


         "American GAAP" means generally accepted accounting principles approved from time to time by the American Institute of Certified Public Accountants, or any successor institute, applied on a consistent basis.


         "Canadian GAAP" means generally accepted accounting principles approved from time to time by the Canadian Institute of Chartered Accountants, or any successor institute, applied on a consistent basis.


         "Canadian Tax Act" means the Income Tax Act (Canada), as in effect on the date of this Agreement.


         "CBCA" means the Canada Business Corporations Act.


         "Certificates" has the meaning given it by Section 3.2(b).


         "Certifying Officers" means: (a) in the case of MicroLegend, its Chief Executive Officer and its Secretary/Treasurer; and (b) in the case of PTI, either its President and Chief Executive Officer or any one of its Vice Presidents.


         "Closing" means the consummation of the Acquisition.


         "Closing Date" has the meaning given it by Section 2.3.


         "Code" means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated thereunder, as in effect on the date of this Agreement.


         "Confidential Information" has the meaning given it by Section 8.7.


         "Contracts" means and includes all contracts, subcontracts, agreements, leases, options, notes, bonds, mortgages, indentures, deeds of trust, collateral assignments, obligations, instruments, concessions, guarantees, licenses, franchises, permits, purchase orders, arrangements, transactions, commitments, undertakings and understandings of every kind, written or oral.


         "Damages" has the meaning given it by Section 10.2(c).


         "date of this Agreement" or "date hereof" means December 2, 1999.


         "Employee Plans" has the meaning given it by Section 4.15(a).


         "Employees" has the meaning given it by Section 7.3.


         "Employment Agreements" has the meaning given it by Section 7.3.


         "Environmental Laws" means, collectively, all federal, state, provincial and local statutes, regulations, ordinances, codes, published guidelines and policies, directives and orders (including all amendments thereto) pertaining to occupational health and safety, transportation and environmental matters (which includes air, water vapor, surface water, groundwater, soil, natural resources, chemical use, health, safety and sanitation), including the Comprehensive Environmental Response, Compensation and Liability Act, the Medical Waste Tracking Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Water Drinking Act, the Toxic Substance Control Act, the Occupational Safety and Health Act and the Environmental Protection Act (Ontario).


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations promulgated thereunder, as in effect on the date of this Agreement.


         "Escrow Agent" means First Union National Bank.


          "Escrow Agreement" has the meaning given it by Section 10.2(a).


         "Escrow Fund" has the meaning given it by Section 10.2(a).


         "Escrow Shares" has the meaning given it by Section 10.2(a).


         "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.


         "Exchange Agent" means First Union National Bank or such other bank or trust company as PTI may designate.


         "Exchange Fund" has the meaning given it by Section 3.2(a).


         "Exchangeable Shares" has the meaning given it by Section 2.1.


         "Expenses" has the meaning given it by Section 6.7.


         "Financial Advisor" means Tucker Anthony Cleary Gull, the financial advisor of PTI.


         "Financial Statements" has the meaning given it by Section 4.5.


         "First Party" has the meaning given it by Section 8.7.


         "Governmental Entity" means any federal, provincial, state or local court, legislative body, governmental or quasigovernmental body, municipality, political subdivision, department, commission, board, bureau, department, administration, council, agency, authority or other instrumentality.


         "Hazardous Substances" means and includes: any hazardous materials, hazardous wastes, hazardous substances and toxic substances as those or similar terms are defined under any Environmental Law; any solid waste generated in the diagnosis, treatment or immunizations of human beings or animals or in research pertaining thereto, including special waste from health care facilities or providers which if improperly treated or handled may serve to transmit infectious diseases and which is composed of animal waste, bulk blood and blood products, microbiological waste, pathological waste or sharps; any asbestos or any material that contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; any polychlorinated biphenyls or polychlorinated biphenyl-containing materials or fluids; radon; any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant or solid, liquid or gaseous waste; any petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fractions thereof, natural gas or synthetic gas; and any substance that, whether by its nature or its use, is or becomes subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or Governmental Entity requires or will require environmental investigation, monitoring or remediation.


         "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


         "including" or "includes" means, with respect to any matter or thing, including but not limited to such matter or thing.


          "Indemnified Person" has the meaning given it by Section 10.2(c).


         "Intellectual Property" has the meaning given it by Section 4.24.


         "IRS" means the United States Internal Revenue Service.


         "knowledge" means with reference to any Party, such Party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such Party reasonably believed, or should reasonably be believed, to have knowledge of such matters.


         "Legal Requirements" means, collectively, all laws, statutes, rulings, rules, regulations, judgments, orders, decrees, awards, injunctions, writs, requirements, permits, certificates and ordinances of any Governmental Entity, as in effect from time to time.


          "material" means with respect to any entity, any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations of such entity and its Subsidiaries, taken as a whole.


         "Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects that have occurred prior to the time of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the applicable entity and its Subsidiaries, taken as a whole.


         "Material Agreements" has the meaning given it by Section 4.17.


         "MicroLegend Permits" has the meaning given it by Section 4.8(a).


         "MOU" has the meaning given it in the Recitals.


         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.


         "OBCA" means the Ontario Business Corporation Act.


         "Officer's Certificate" has the meaning given it by Section 10.2(f).


          "OSA" means the Ontario Securities Act.


         "Other Party" has the meaning given it by Section 8.7.


         "Party" means any one of the Persons identified in the caption to this Agreement.


         "Permitted Encumbrances" has the meaning given it by Section 4.10(a).


         "Person" means and includes any individual, partnership, corporation, trust, company, unincorporated organization, joint venture or other entity, and any Governmental Entity.


         "Pooling" means pooling-of-interests accounting treatment of a business combination that meets the conditions and requirements set forth in Accounting Principles Board Statement No. 16, paragraphs 45 through 48 and 50 through 60, promulgated by the American Institute of Certified Public Accountants.


         "Pre-Closing Balance Sheet" has the meaning given it by Section 6.14.


         "Principal Shareholder Employment Agreements" has the meaning given it by Section 7.3.


         "Principal Shareholders" has the meaning given it in the caption of this Agreement.


         "Prospectus" has the meaning given it by Section 5.5.


         "PTI SEC Documents" has the meaning given it by Section 5.4.


         "Real Property" has the meaning given it by Section 4.9.


         "Record Holder" means a holder of record of MicroLegend capital stock as shown on the regularly maintained stock transfer records of MicroLegend, who as a result of the Acquisition becomes a holder of Exchangeable Shares.


         "Registration Statement" has the meaning given it by Section 4.7.


         "Release" has the same meaning as given it by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder.


         "Remaining   Employment   Agreements"   has   the   meaning given it by
Section 7.3.


         "Representatives of the Shareholder" means Thomas Blain and Reginald J. Cable, acting in their capacities as such pursuant to the provisions of this Agreement.


         "SEC" means the United States Securities and Exchange Commission.


         "Securities Act" means the Securities Act of 1933, as amended, together with all rules and regulations promulgated thereunder.


         "Shareholder's Representation Agreement" has the meaning  given  it  by
Section 6.13.


         "Stock Rights" has the meaning given it by Section 4.2.


         "Sub" means 3688283 Canada Inc., a CBCA corporation.


         "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, trust or other entity of which such Person, directly or indirectly through an Affiliate, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.


         "Support Agreement" has the meaning given it by Section 10.1.


         "Tangible Net Worth" means an amount equal to the book value of the tangible assets of MicroLegend minus the book value of the liabilities (excluding Transaction Expenses) of MicroLegend, determined in accordance with Canadian GAAP as of the date of the Pre-Closing Balance Sheet.


         "Taxes" means, collectively, federal, provincial, state and local income, payroll, withholding, employment, health, goods and services, excise, sales, use, real and personal property, use and occupancy, business and occupation, gross receipts, mercantile, real estate, capital stock and franchise or other taxes, duties or assessments of any nature whatsoever, including all penalties and interest thereon and estimated taxes.


         "Technology" has the meaning given it by Section 4.29.


         "Transaction Expenses" has the meaning given it by Section 6.12.


         "Violation" means that the referenced event: (a) conflicts with, or results in any violation of, or a default (with or without notice or lapse of time, or both) under, or gives rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets in connection with, the referenced Contract or other document; or (b) conflicts with, or results in any violation (with or without notice or lapse of time, or both) under, or gives rise to any damages, penalty or remedial action under, the referenced Legal Requirement.

1.2 Interpretation. In this Agreement, unless the context otherwise requires, references to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Schedules annexed hereto; references to any party to this Agreement include references to its respective successors and permitted assigns; references to a judgment include references to any order, writ, injunction, decree, determination or award of any court or tribunal; references to any dollar amounts are all in U.S. dollars; any of the terms defined herein may, unless the context requires otherwise, be used in the singular or the plural depending on the reference; and the masculine pronoun includes the feminine and the neuter, as appropriate in the context. The divisions of this Agreement into articles, sections and subsections and the use of captions and headings in connection therewith are solely for convenience and have no legal effect in construing the provisions of this Agreement.

Article 2                 THE ACQUISITION

2.1 The Acquisition. On the Closing Date and subject to the terms and conditions of this Agreement and the CBCA, Sub shall acquire all of the issued and outstanding shares of MicroLegend capital stock for 2,165,732 exchangeable shares of Sub having the rights, privileges, restrictions and conditions more particularly set forth on Exhibit A attached hereto (the "Exchangeable Shares"), which Exchangeable Shares shall be issued to the MicroLegend shareholders as more particularly set forth on Schedule 2.1. Each Exchangeable Share will be exchangeable into one fully-paid and non-assessable share of PTI Common Stock (such number of fully-paid and non-assessable shares of PTI Common Stock per Exchangeable Share being called the "Acquisition Consideration").

2.2      Acquisition Structure.

(a) Immediately following the Closing of the Acquisition, and subject to the provisions of this Agreement, the capitalization of MicroLegend shall be as follows:

(i)   18,000,000 Class A Common Shares shall be owned by Sub;

(ii) 1,671,850 Class C Common Shares shall be owned by Sub; and

(iii) 2,475,000 First Preferred Shares shall be owned by Sub.

(b) Immediately following the Closing of the Acquisition, and subject to the provisions of this Agreement, the capitalization of Sub shall be as follows:

(i) all of the issued and outstanding shares of Common Stock of Sub will be owned by PTI; and

(ii) all of the issued and outstanding Exchangeable Shares will be owned as more particularly set forth on Schedule 2.1.

2.3 Closing. The Closing will take place at 6:00 p.m., local time, on the earliest date practicable after all of the conditions set forth in Article 9 are satisfied or waived by the appropriate party, but in no event later than the applicable date referred to in Section 11.1(f) (the "Closing Date"), at the offices of Nelligan Power, LLP, 66 Slater, Suite 1900, Ottawa, Ontario, Canada K1P 5H1, unless another date or place is agreed to in writing by the parties. The Parties agree that they currently contemplate that the Closing will occur one week following the date of this Agreement.

Article 3.        ADJUSTMENTS RE EXCHANGEABLE SHARES; EXCHANGE OF CERTIFICATES

3.1 Adjustments re Exchangeable Shares. In the event of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of PTI Common Stock between the date of this Agreement and the time at which any Exchangeable Shares are tendered for shares of PTI Common Stock, the Acquisition Consideration will be appropriately adjusted so that each Record Holder will receive in the Acquisition for his Exchangeable Shares the amount of PTI Common Stock he would have been entitled to receive had such Record Holder exchanged his Exchangeable Shares for shares of PTI Common Stock immediately prior to such event.

3.2      Exchange of Certificates.

(a) Exchange Agent. PTI will deposit with the Exchange Agent on the Closing Date, for exchange in accordance with this Article 3, subject to the Escrow Fund provisions of Section 10.2(a) through the Exchange Agent, certificates representing the aggregate Acquisition Consideration for the Exchangeable Shares (collectively, the "Exchange Fund").

(b) Exchange Procedures. On the Closing Date, PTI will cause Sub to deliver to the Representatives of the Shareholders one or more certificates which at the Closing Date represent the Exchangeable Shares less any Exchangeable Shares to be deposited pursuant to the escrow provisions of Section 10.2(a) (the "Certificates"), a letter of transmittal (which will specify that delivery of the Certificates will be effected and that risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent), which Certificates will be in such form and have such other provisions as set forth in Exhibit A, and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of PTI Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by PTI, together with such letter of transmittal, duly executed, the Record Holder of such Certificate will be entitled to receive in exchange therefor one or more certificates representing the Acquisition Consideration which such Record Holder has the right to receive pursuant to the provisions of this Article 3, together with a check representing the cash, if any, referred to in Sections 3.2(c), and the Certificate so surrendered will forthwith be cancelled. PTI will pay any transfer or similar taxes, but will not pay any income taxes, required by reason of the issuance of a certificate representing shares of PTI Common Stock provided that such certificate is issued in the name of the Record Holder of the Certificate surrendered in exchange therefor. PTI will not pay or be responsible for any transfer or other tax, including income taxes, if the obligation to pay such tax is solely that of the shareholder. In the event of a transfer of ownership of Exchangeable Shares which is not registered in the transfer records of Sub, one or more certificates representing the proper amount of Acquisition Consideration may be issued to the transferee if the Certificate representing such Exchangeable Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the case of any lost, stolen or destroyed Certificate, the Record Holder thereof may be required, as a condition precedent to delivery to him of the Acquisition Consideration, to deliver to PTI such affidavit and personal indemnity as PTI may reasonably request with respect to the Certificate alleged to have been lost, stolen or destroyed. Until surrendered as contemplated by this Section 3.2, each Certificate will be deemed at any time after the Closing Date to represent only the right to exercise such rights as set forth in Exhibit A and to receive upon such surrender the Acquisition Consideration and the cash, if any, referred to in Section 3.2(c).

(c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to holders of Certificates at the end of five years after the Closing Date will be delivered to PTI upon demand by PTI, and any holders of Certificates who have not theretofore complied with this Article 3 will thereafter look only to PTI for payment of their claim for Acquisition Consideration and the cash, if any, referred to in Section 3.2(c).

(d) No Liability. Neither PTI, MicroLegend nor Sub will be liable to any holder of shares of MicroLegend capital stock or PTI Common Stock or Exchangeable Shares, as the case may be, for the Acquisition Consideration (and cash in lieu of fractional shares and dividends or distributions with respect thereto, if any) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Article 4.        REPRESENTATIONS AND WARRANTIES OF MICROLEGEND


         MicroLegend and each Principal Shareholder represents and warrants to PTI and to Sub, as of the date hereof and as of the Closing Date, as follows:

4.1 Incorporation, Standing and Power. Each of MicroLegend and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Each of MicroLegend and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and as proposed to be conducted and is duly qualified to do business and in good standing in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. MicroLegend has heretofore made available to PTI true, correct and complete copies of the Articles of Incorporation and By-laws, as currently in effect, of MicroLegend and each of its Subsidiaries, and has made available to PTI true, correct and complete minute books and stock records of MicroLegend and each of its Subsidiaries. Set forth in Schedule 4.1 is a complete list of the
Subsidiaries of MicroLegend and its ownership percentage thereof, the jurisdictions in which the nature of the business of MicroLegend or any of its Subsidiaries, or the ownership or leasing of their properties, makes qualification as a foreign corporation necessary, and the joint ventures, partnerships and corporations (other than Subsidiaries) in which MicroLegend or any of its Subsidiaries has an equity interest, and the ownership percentage thereof in each such entity. Except as set forth in Schedule 4.1, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of MicroLegend is owned directly or indirectly by MicroLegend, free and clear of all title defects, liens, encumbrances and restrictions.

4.2 Capital Structure. The authorized capital stock of MicroLegend consists of the following: an unlimited number of First Preferred Shares; an unlimited number of Second Preferred Shares; an unlimited number of Third Preferred Shares; an unlimited number of Fourth Preferred Shares; an unlimited number of Class A Common Shares; an unlimited number of Class B Common Shares; and an unlimited number of Class C Common Shares. As of the date hereof, there are 2,475,000 First Preferred Shares issued and outstanding, 18,000,000 Class A Common Shares issued and outstanding and 1,671,850 Class C Common Shares issued and outstanding. As of the date hereof, there are not any Second Preferred
Shares, Third Preferred Shares, Fourth Preferred Shares, or Class B Common Shares issued and outstanding. Except as disclosed in Schedule 4.2, there are no options, warrants, calls, rights, claims, commitments or Contracts to which MicroLegend or any of its Subsidiaries is a party or by which any of them is bound obligating MicroLegend or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed additional shares of capital stock of MicroLegend or any of its Subsidiaries, or obligating MicroLegend or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or Contract (collectively, "Stock Rights"). Except as disclosed in Schedule 4.2, no shares of MicroLegend capital stock are or will be reserved for issuance for any purpose. Schedule 4.2 sets forth a true, complete and accurate list of all options granted after December 31, 1998 including the date of grant by the MicroLegend Board of Directors, the identity of the recipient of the stock option, the number of shares of MicroLegend capital stock subject to issuance on exercise of the stock option, the exercise price of the stock option, the term of the stock option and any vesting provisions of the stock option. Except for this Agreement, no Person will have any Stock Rights, and no shares of MicroLegend capital stock will be reserved for issuance for any purpose. On the date hereof, and on the Closing Date, no shares of MicroLegend capital stock are or will be held by MicroLegend in its treasury, no shares of MicroLegend capital stock are or will be held by any of MicroLegend's Subsidiaries, no voting debt is or will be issued or outstanding, all outstanding shares of MicroLegend capital stock are and will be validly issued, fully paid and non-assessable and MicroLegend has not granted any preemptive rights or any rights of first refusal with respect to MicroLegend capital stock. Other than the Affiliate and as disclosed in Schedule 4.2, there are no contracts, commitments or agreements relating to voting, purchase or sale of MicroLegend's capital stock (i) between or among MicroLegend and any of its shareholders and (ii) to the best of MicroLegend's knowledge, between or among any of MicroLegend's shareholders.

4.3 Authority, Etc. MicroLegend has all requisite corporate power and authority to enter into this Agreement and, subject to Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MicroLegend. The Board of Directors of MicroLegend has duly adopted resolutions which approve and adopt this Agreement and the consummation of the Acquisition. This Agreement has been duly executed and delivered by MicroLegend and, subject to Shareholder Approval, constitutes the valid and binding obligation of MicroLegend, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 No Conflict; Consents. The execution and delivery of this Agreement by MicroLegend does not, and the consummation of the transactions contemplated hereby and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of the Articles of Incorporation or By-laws of MicroLegend or any of its Subsidiaries, any Material Agreement applicable to MicroLegend, any of its Subsidiaries or any of their respective assets, or any Legal Requirement applicable to MicroLegend, any of its Subsidiaries or any of their respective assets; except, in the case of Material Agreements and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a Material Adverse Effect the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole. Except as set forth in Schedule 4.4 and except for (i) applicable requirements of the Securities Act (Ontario) (the "OSA") and other relevant Canadian securities statutes; (ii) a notification under Section 12 of the Investment Canada Act; (iii) the filing, if required, of a pre-merger notification report by MicroLegend and PTI under the HSR Act, and (iv) such other consents, approvals, orders, authorizations or registrations the failure to obtain which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a Material Adverse Effect on the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to MicroLegend or any of its Subsidiaries in connection with the execution and delivery of this Agreement by MicroLegend or the consummation by MicroLegend of the transactions contemplated hereby.

4.5 Financial Statements. MicroLegend has heretofore made available to PTI true, correct and complete copies of its audited consolidated financial statements for the year ended July 31, 1998 and its draft audited consolidated financial statements for the year ended July 31, 1999, and its unaudited consolidated financial statements for the year ended July 31, 1997, and for the nine months ended September 30, 1999, together with all notes thereto (collectively, the "Financial Statements"). The audited Financial Statements and, subject to normal year-end adjustments, lack of footnotes and other presentation items, the unaudited Financial Statements have been stated in Canadian dollars, have been prepared in accordance with Canadian GAAP (except for the September 30, 1999 Financial Statements which were stated in U.S. dollars and prepared in accordance with American GAAP) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of MicroLegend and its consolidated
Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

4.6 No Additional Material Liabilities. Except as set forth in the Financial Statements or in Schedule 4.6 neither MicroLegend nor any of its Subsidiaries had, as of July 31, 1999, any material liabilities, whether accrued, absolute, contingent or otherwise, of a kind or character which would be required (in accordance with Canadian or American GAAP) to be reflected in the consolidated balance sheet of MicroLegend as of July 31, 1999, including any such liabilities related to any facility previously owned, leased or operated. Since July 31, 1999, except for trade payables, liabilities or obligations incurred in the ordinary course of business and consistent with past practice, neither MicroLegend nor any of its Subsidiaries has incurred any such liabilities. All liabilities of MicroLegend and its Subsidiaries incurred since July 31, 1999 will have been and, as of the Closing Date, will be properly recorded in their respective books and records in accordance with the accounting policies and procedures of MicroLegend consistently applied.

4.7 Information Supplied. The information supplied or to be supplied by MicroLegend for inclusion in any registration statement filed with the SEC by PTI in connection with the registration of shares of PTI Common Stock issued in the Acquisition, including all amendments thereto (the "Registration Statement"), will, at the time the Registration Statement becomes effective under the Securities Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading. Notwithstanding the foregoing, MicroLegend makes no representation or warranty with respect to any information contained in the Proxy Statement or Registration Statement which was furnished by PTI.

4.8      MicroLegend Permits; Compliance with Legal Requirements.

(a) MicroLegend and its Subsidiaries duly hold all licenses, permits, certificates, registrations, accreditations, orders, franchises, authorizations, approvals and all consents, variances and exemptions, of any Governmental Entity which are necessary for the conduct of the business of MicroLegend and its Subsidiaries and utilization of the Real Property (collectively, the "MicroLegend Permits"). Schedule 4.8 contains a complete and accurate list of all MicroLegend Permits, all of which are in full force and effect. Each of MicroLegend and its Subsidiaries is in compliance with the terms of each of the MicroLegend Permits, except for failures of compliance which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole. No action is pending or, to the knowledge of MicroLegend, threatened or recommended by any Governmental Entity to revoke, withdraw or suspend any MicroLegend Permit.

(b) The businesses of each of MicroLegend and its Subsidiaries are being, and since July 31, 1999 have been, conducted in compliance with all Legal Requirements, except for such Violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole. To the knowledge of MicroLegend, no investigation or review by any Governmental Entity with respect to MicroLegend or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same. There is no Material Agreement, judgment, injunction, order or decree binding upon MicroLegend or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of MicroLegend or any of its Subsidiaries, any acquisition of property by MicroLegend or any of its
Subsidiaries or the conduct of business by MicroLegend or any of its Subsidiaries as currently conducted or as proposed to be conducted.

4.9 Real Property. Schedule 4.9 is a true, correct and complete list of and a true, correct and complete description of all real property owned, leased, operated or used by MicroLegend or any of its Subsidiaries (collectively, the "Real Property"). MicroLegend has heretofore delivered to PTI true, correct and complete original or certified copies of all existing title insurance policies, exception documents, title reports, opinions, transfers, mortgages and surveys with respect to each parcel of the Real Property.

4.10     Assets; Title; Absence of Liens and Encumbrances.

(a) MicroLegend and its Subsidiaries collectively own or validly lease all properties and assets, real, personal and mixed, tangible and intangible, comprising and employed in the operation of or associated with the MicroLegend business. Except for leased assets, each of MicroLegend and its Subsidiaries has good and marketable title to all of the Real Property and all of their respective other assets, including those reflected in the consolidated balance sheet of MicroLegend as of July 31, 1999, free and clear of all title defects, liens, pledges, security interests, claims, encumbrances and restrictions
except,   with  respect  to  all  such  assets,   the   following   encumbrances
(collectively, "Permitted Encumbrances"): mortgages and liens securing debt reflected as liabilities in the Financial Statements; mechanics', construction, carriers', workers', repairmen's, statutory or common law liens being contested in good faith and by appropriate proceedings, which contested liens are listed in Schedule 4.10(a); liens for current Taxes not yet due and payable which have been fully reserved against, or which, if due, are being contested in good faith and by appropriate proceedings, which contested liens are listed in Schedule 4.10(a); and such imperfections of title, easements, encumbrances and other liens, if any, as are set forth in the deeds or leases covering the Real Property or the surveys heretofore delivered to PTI or which are not substantial in character, amount or extent, and do not, singly or in the aggregate, materially detract from the value, or interfere with the present use, of the properties and assets subject thereto or affected thereby or otherwise materially impair the operations of MicroLegend or any of its Subsidiaries as presently conducted.

(b) All leases pursuant to which MicroLegend or any of its Subsidiaries leases the Real Property or personal property are valid, binding and enforceable against MicroLegend in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights generally and to the fact that the availability of equitable remedies is in the discretion of a court of competitive jurisdiction, and there is not, under any of such leases, any existing default on the part of MicroLegend or any of its Subsidiaries or, to the knowledge of MicroLegend, any existing default on the part of any other party thereto, or any event which, with notice or lapse of time or both, would constitute such a default. Schedule 4.10(b) sets forth a true, correct and complete list of all such leases and to the extent any such leases are oral, sets forth a true, correct and complete summary of such leases.

(c) Except as set forth in Schedule 4.10(c), no Real Property is located within or adjacent to a flood or lakeshore erosion hazard area, fresh water wetlands as defined under applicable Legal Requirements, coastal zone management area, conservation authority area or any other parcel protected, regulated or controlled by any Legal Requirements. Neither the whole nor any portion of any parcel of the Real Property has been condemned, expropriated, requisitioned or otherwise taken by any public authority, no notice of any such condemnation, expropriation, requisition or taking has been received by MicroLegend or any of its Subsidiaries and, to the knowledge of MicroLegend, no such condemnation, expropriation, requisition or taking is threatened or contemplated. MicroLegend has no knowledge of any public improvements which may result in special assessments against or otherwise affecting the Real Property.

4.11 Covenants and Restrictions; Zoning. The Real Property currently conforms to and complies with, all covenants, conditions, restrictions, reservations, land use, zoning, health, fire, water and building codes and other applicable Legal Requirements, except for failures of conformance or compliance which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole, and no such Legal Requirements prohibit or limit or condition the use or operation of any facility occupied by MicroLegend or the Real Property as currently used and operated. There is no pending or, to the knowledge of MicroLegend, contemplated, threatened or anticipated change in the zoning classification of any of the facilities or any portion thereof.

4.12 Condition of Occupied Real Property. MicroLegend owns no Real Property. To the knowledge of MicroLegend, except for the items set forth in Schedule 4.12, all of such Real Property occupied by MicroLegend is in good state of repair and condition, ordinary wear and tear excepted; there are no dangerous conditions or defects existing upon or in any such Real Property, there are no structural defects in any such Real Property that would adversely affect the operation of such Real Property as presently conducted, and there are no safety code or other survey requirements which are not subject to waiver or currently the subject of a plan of correction which is being implemented. Except as set forth in Schedule 4.12, all gas, electric power, storm sewer, sanitary sewer, water and other utility services necessary for the current operation and use of such Real Property are available at the boundaries of each facility located on such Real Property and when necessary direct connection has been made to all such utility facilities. All of such Real Property has access to public roads sufficient for MicroLegend and its Subsidiaries to operate their business and, to the knowledge of MicroLegend, there are no plans, studies or efforts by any Governmental Entity that would modify or realign any street or highway adjacent to any such Real Property.

4.13 Equipment; Personal Property. MicroLegend has heretofore delivered to PTI a depreciation schedule listing, as of July 31, 1999, all of the equipment owned by MicroLegend or any of its Subsidiaries. Each MicroLegend facility contains all equipment, inventories and other personal property in sufficient condition and in quantities to operate such facility at the capacity for which it is currently operated. None of such equipment relating to, used in or held for use in the business of MicroLegend, is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except as specifically disclosed is Schedule 4.13. Except as otherwise disclosed in Schedule 4.13, all leasehold improvements, furnishings, machinery and equipment of MicroLegend related to, used in or held for use in the business of MicroLegend are in good repair, have been well maintained, and substantially comply with all Legal Requirements, and such machinery and equipment is in good working order. To the knowledge of MicroLegend, there is no pending or threatened change of any Legal Requirement relating to the equipment or personal property of MicroLegend which could have a Material Adverse Effect on the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole.

4.14 Environmental Matters. Except as disclosed in Schedule 4.14, none of the facilities occupied by MicroLegend is in Violation of any Environmental Laws, except for Violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole, neither MicroLegend nor any of its Subsidiaries has Released any Hazardous Substances in a manner that has Violated any Environmental Laws and, to the knowledge of MicroLegend, there has been no such Release by any previous owner or operator of any of the Real Property, and to the knowledge of MicroLegend, none of the facilities occupied by MicroLegend or the Real Property has ever had any underground storage tanks, as defined in 42 U.S.C. 6991(1)(A)(I), whether empty, filled or partially filled with any substance, or any asbestos or any material that contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; neither MicroLegend, any of its Subsidiaries nor any of the facilities of MicroLegend has received any request for information, notice or order alleging that it may be a potentially responsible party under any
Environmental Laws for the investigation or remediation of a Release or threatened Release of Hazardous Substances, no event has occurred with respect to any of the facilities occupied by MicroLegend or the Real Property which, with the passage of time or the giving of notice, or both, would constitute a Violation of or non-compliance with any applicable Environmental Law or MicroLegend Permit, and there is no lien, notice, litigation or, to the knowledge of MicroLegend, threat of litigation relating to an alleged unauthorized Release of any Hazardous Substance on, about or beneath the Real Property (or any portion thereof), or the migration of any Hazardous Substance to or from property adjoining or in the vicinity of the Real Property, or alleging any obligation under Environmental Laws. MicroLegend will immediately notify PTI should MicroLegend, any of its Subsidiaries or any of the facilities occupied by MicroLegend receive any such request for information, notice or order, or become aware of any lien, notice, litigation or threat of litigation relating to an alleged unauthorized Release of any Hazardous Substance on, about or beneath the Real Property (or any portion thereof) or any other environmental contamination or liability with respect to the Real Property (or any portion thereof). MicroLegend and its Subsidiaries hold all MicroLegend Permits required under any Environmental Law in connection with the use of the Real Property or the operation of the facilities.

4.15     Employee Plans.

(a) Schedule 4.15 lists all employment agreements, all union, guild, labor or collective bargaining agreements, all employee benefit plans, and all other arrangements or understandings, explicit or implied, written or oral, whether for the benefit of one or more Persons, relating to employment, compensation or benefits, to which MicroLegend or any of its Subsidiaries is a party or is obligated to contribute, or by which MicroLegend or any of its Subsidiaries is bound, including all "employee benefit plans" within the meaning of Section 3(3) of ERISA, all pension plans or group registered retirement savings plans within the meaning of the Canadian Tax Act; all deferred compensation, bonus, stock option, stock purchase, stock incentive, stock appreciation rights, restricted stock, severance or incentive compensation plans, agreements or arrangements; plans, agreements or arrangements providing for "fringe benefits" or perquisites to employees, officers, directors or agents; and all employment, consulting, termination or indemnification agreements (collectively, "Employee Plans"). MicroLegend has delivered to or made available for inspection by PTI true, correct and complete copies of all Employee Plans, all related summary plan descriptions, the most recent financial reports and summary annual reports and, where applicable, summary descriptions of any Employee Plans not otherwise reduced to writing. Except as set forth on Schedule 4.15, there are no negotiations, demands or proposals that are pending or have been made since the respective dates of the Employee Plans which concern matters now covered, or that would be covered, by any Employee Plan.

(b) MicroLegend and each of its Subsidiaries and each of the Employee Plans have complied and are in compliance in all material respects with the applicable provisions of the Code, ERISA, the Canadian Tax Act and all other applicable Legal Requirements. MicroLegend and each of its Subsidiaries have performed all of their obligations under all of the Employee Plans, including the full payment when originally due of all amounts required to be made as contributions thereto or otherwise.

(c) None of the Employee Plans nor any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any Governmental Entity within the last five years. There are no actions, suits, penalties or claims (other than routine undisputed claims for benefits) pending or threatened against or arising out of any of the Employee Plans or the respective assets thereof and, to the knowledge of MicroLegend, no facts exist which could give rise to any such actions, suits, penalties or claims which might have a Material Adverse Effect on any Employee Plan or on MicroLegend and its Subsidiaries taken as a whole.

(d) Each Employee Plan that is intended to qualify under Section 401(a) of the Code or the Canadian Tax Act is so qualified and has received a favorable determination letter. There have been no developments since the respective dates of such determination letters that would create a material risk of causing the loss of qualification of the subject Employee Plan.

(e) Neither MicroLegend nor any of its Subsidiaries maintains or has at any time maintained, or has or could have any liability with respect to, an Employee Plan subject to Title IV of ERISA. No Employee Plan is or ever has been a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither MicroLegend nor any of its Subsidiaries has or could have any liability with respect to a "multiemployer plan" as defined under Section 3(37) of ERISA. No Employee Plan now holds or has heretofore held any stock or other securities issued by MicroLegend or any of its Subsidiaries. Neither MicroLegend nor any of its Subsidiaries has established or contributed to, is required to contribute to or has or could have any liability with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, any "welfare benefit fund" within the meaning of Section 419 of the Code, any "qualified asset account" within the meaning of Section 419A of the Code or any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

(f) All group health plans of MicroLegend and its Subsidiaries have been operated in compliance with the group health plan continuation coverage requirements of any applicable state law, Sections 601 through 608 of ERISA and
Section 4980B of the Code, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Except to the extent required under Section 4980B of the Code, neither MicroLegend nor any of its Subsidiaries provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired employee or any former employee.

(g) No provision of any Employee Plan restricts the ability of PTI or MicroLegend to terminate the future accruals of obligations thereunder after the Closing Date; provided, however, that no such representation or warranty is made with respect to liabilities already accrued at the time of such termination.

(h) Except as set forth in Schedule 4.15, each return or report required to be filed by MicroLegend or any of its Subsidiaries has been filed in accordance with all applicable Legal Requirements.

(i) There has been no act or omission by MicroLegend or any of its Subsidiaries that has given rise or may give rise to fines, penalties, Taxes or related charges under Sections 4980D, 502(c) or 502(l) of ERISA, Chapters 43, 46 or 47 of Subtitle D of the Code, or Chapter 68 of Subtitle F of the Code, or any other applicable provisions of the Code or ERISA.

(j) Neither MicroLegend nor any of its Subsidiaries has engaged in any prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any Emloyee Plan or the trusts created thereunder which could subject any such Employee Plan or trust to a tax or penalty.

(k) Solely for purposes of this Section 4.15, all references to MicroLegend or any of its Subsidiaries includes any Person which, together with MicroLegend or any of its Subsidiaries, is considered an affiliated organization within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or Sections 3(5) or 4001(b)(1) of ERISA.

4.16     Employment Matters.

(a) Except as disclosed in Schedule 4.16, each of MicroLegend and its Subsidiaries is in compliance in all material respects with all Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages and hours, neither MicroLegend nor any of its Subsidiaries is engaged in any unfair labor or unlawful employment practice, there is no unlawful employment practice discrimination charge pending before any regulatory agency, there is no unfair labor practice charge or complaint against MicroLegend or any of its Subsidiaries pending before any regulatory authority, there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of MicroLegend, threatened against or involving or affecting MicroLegend, any of its Subsidiaries or any of the Facilities, and no representation question exists respecting any of their respective employees, and no grievance or arbitration proceeding is pending against MicroLegend or any of its Subsidiaries and no written claim therefor exists. Except as disclosed in
Schedule 4.16, MicroLegend and its Subsidiaries are not parties to any written contracts of employment with any of its employees or any oral contracts of employment which are not terminable on the giving of reasonable notice and/or severance pay in accordance with applicable Legal Requirements and no inducements to accept employment with MicroLegend or its Subsidiaries were offered to any such employees which have the effect of increasing the period of notice of termination to which any such employee is entitled. All levies under the Workers' Compensation Act (Ontario), or under the Workers' Compensation legislation of any other jurisdiction where MicroLegend and its Subsidiaries carry on business, have been paid in full.

(b) Without  limiting the  generality of the  foregoing,  except as disclosed in
Schedule 4.16, there is no:

(i) unfair labor practice complaint under the Canada Labour Code or the Ontario Labour Relations Act against MicroLegend or any of its Subsidiaries pending before the federal or provincial labour tribunals or any similar agency or body having jurisdiction therefor;

(ii)  labor  strike   threatened   against  or  involving   MicroLegend  or  its
Subsidiaries;

(iii) certification application outstanding respecting MicroLegend's employees;

(iv) grievance or arbitration proceeding or governmental proceeding related to MicroLegend's employees pending, nor is there any such proceeding threatened against MicroLegend or any of its Subsidiaries which might have a Material Adverse Effect on MicroLegend or its Subsidiaries or on the conduct of their business taken as a whole;

(v) proceeding in which MicroLegend or any of its Subsidiaries is involved before any federal or provincial human rights tribunal; and

(vi) collective bargaining agreement with any employees of MicroLegend or its Subsidiaries nor is there currently a collective bargaining agreement being negotiated by MicroLegend or any of its Subsidiaries.

4.17 Material Agreements. Schedule 4.17 contains a true, correct and, to the knowledge of MicroLegend, complete list of all Contracts, to which MicroLegend or any of its Subsidiaries or any of the facilities occupied by MicroLegend is a party which are not cancelable by MicroLegend or its Subsidiaries upon notice of 30 days or less except any Contract which involves or may reasonably be expected to involve the payment to or by MicroLegend of less than $25,000 over the term of the Contract (collectively, the "Material Agreements"). Except for the Material Agreements, neither MicroLegend nor any of its Subsidiaries is a party to or subject to any of the following, in each case to the extent that such contracts, commitments, plans, agreements and/or licenses relate to the conduct, activities, operation or products of the business of MicroLegend:

(a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union not specifically disclosed elsewhere under this Agreement;

(b)      any employment contract or contract for services;

(c) any contract or agreement for the purchase of any commodity, material or equipment except to purchase orders in the ordinary course of business for less than $10,000 each, such orders not exceeding $50,000 in the aggregate;

(d) any other contracts or agreements creating any obligations of MicroLegend or its Subsidiaries of $25,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

(e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

(f) any contract or agreement involving more than $25,000 which by its terms does not terminate or is not terminable without penalty by MicroLegend or any of its subsidiaries or any successor or assign within one year after the date hereof;

(g) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

(h) any contract which, as a result of the execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered by MicroLegend pursuant to this Agreement will give rise to or permit any third party to exercise additional rights under any contract or agreement to which MicroLegend or any of its Subsidiaries is a party, including, without limitation, any contract which provides for the transfer of any intellectual property, such as source code or other information, upon a change in control of MicroLegend;

(i) any contract with any sales agent or distributor of products of MicroLegend;

(j) any contract containing covenants limiting the freedom of MicroLegend or any of its Subsidiaries or their respective assignees or successors to compete in any line of business or with any person or entity;

(k) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of the business of MicroLegend;

(l)      any license agreement (as licensor or licensee);

(m) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

(n) any contract or agreement with any officer, employee, director or shareholder of MicroLegend or any of its Subsidiaries or with any persons or organizations controlled by or affiliated with any of such persons not specifically disclosed elsewhere under this Agreement.

         True, correct and complete copies of all Material Agreements, and true, correct and complete summaries of all Material Agreements which have not been reduced to writing, have been delivered or made available to PTI. Each Material Agreement constitutes the valid and legally binding obligation of MicroLegend or its Subsidiary, as the case may be, and is enforceable against MicroLegend or its Subsidiary, as the case may be, in accordance with its terms subject to applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights generally and to the fact that the availability of equitable remedies is in the discretion of a court of competent jurisdiction. To the knowledge of MicroLegend, each Material Agreement constitutes the valid and legally binding obligation of the other party thereto and is enforceable against such party in accordance with its terms. Each of the Material Agreements constitutes the entire agreement between the respective parties thereto relating to the subject matter thereof. To the knowledge of MicroLegend, in all material respects all obligations required to have been performed under the terms of the Material Agreements have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under any of the Material Agreements, and each of the Material Agreements is in full force and effect without default on the part of any party thereto. Except as set forth in
Schedule 4.17, each of the Material Agreements is with a party who is neither a director, officer, employee or Affiliate of MicroLegend, nor, to the knowledge of MicroLegend, an Affiliate of any of the foregoing; was entered into on an arm's length basis in the ordinary course of business; and has not been amended. Except as noted in Schedule 4.17, none of the Material Agreements requires consent for or is otherwise affected by the Acquisition.

4.18 Litigation. Except as disclosed in Schedule 4.18, there is no action, suit, proceeding, arbitration or investigation pending or, to the knowledge of MicroLegend, threatened against or affecting MicroLegend, any of its Subsidiaries or any facility occupied by MicroLegend (or any of their respective officers or directors in connection with the business of MicroLegend or any of its Subsidiaries), nor is there any judgment, injunction, decree, rule or order of any Governmental Entity or arbitrator outstanding against MicroLegend, any of its Subsidiaries or any Facility.

4.19     Taxes.

(a) MicroLegend and its Subsidiaries have timely filed all tax returns required to be filed by any of them and have paid all Taxes required to be paid as shown on such returns. The Financial Statements reflect, and the financial statements of MicroLegend at the Closing Date will reflect, an adequate accrual, based on the facts and circumstances existing as of the respective dates thereof, for all Taxes payable by MicroLegend and its Subsidiaries (whether or not shown in any return) through the respective dates thereof. All such filed tax returns are in all material respects correct, complete and accurate. Neither MicroLegend nor any of its Subsidiaries has taken, plans or intends to take any action which would result in any liability to MicroLegend or any of its Subsidiaries for Taxes as a result of the transactions contemplated by this Agreement. To the knowledge of MicroLegend, there are no material deficiencies for any Taxes proposed, asserted or assessed against MicroLegend or any of its Subsidiaries. The tax returns of MicroLegend and its Subsidiaries consolidated in such returns have not been examined by and settled with any taxing authority, or the statute of limitations with respect to such years has expired, for all fiscal years through the fiscal year ended July 31, 1998, except with respect to claims for refunds. Neither MicroLegend nor any of its Subsidiaries is a party to any tax sharing or tax allocation agreement nor does MicroLegend or any of its Subsidiaries owe any amount under any such agreement.

(b) Without limiting the generality of the foregoing, MicroLegend and its Subsidiaries have filed all reports or returns with respect to income, capital, sales (including goods and services tax, provincial sales tax and Ontario employer health tax reports), excise, business and property taxes and all other taxes and customs duties which are required to be filed by it up to the date of this Agreement (and all such returns and reports are correct and complete in all material respects) and have paid, or where permitted by law, provided security for, all taxes and duties as shown on such reports or returns to the extent such taxes or duties are payable or may become due and have paid, or where permitted by law, provided security for, all assessments received by them. MicroLegend and its Subsidiaries have withheld from any amounts payable, including without limiting the generality of the foregoing, from any salaries, bonuses or dividends paid by them, all deductions required by law to be made therefrom (including without limitation, withholding under the Canadian Tax Act relating to personal income tax, unemployment insurance contributions, Canada Pension Plan contribution, and provincial employer health tax remittances) and have remitted the same to the proper tax or other authorities.

4.20 Absence of Certain Changes or Events. Except as disclosed in the Schedules or in the Financial Statements and except as contemplated by this Agreement, since July 31, 1999, MicroLegend and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and there has not been any material adverse change in the operations, assets or financial condition of MicroLegend or any of its Subsidiaries, any material damage, destruction, loss or casualty to any assets of MicroLegend or any of its Subsidiaries, whether or not covered by insurance, which assets are material to the ongoing operations or business of MicroLegend or any of its Subsidiaries as presently conducted, any sale, assignment, transfer or disposition of any item of plant, property or equipment of the facilities occupied by MicroLegend having a net book value in excess of $25,000 (other than supplies), except in the ordinary course of business, any material change in any method of accounting or accounting practice by MicroLegend or any of its Subsidiaries (other than those requested by PTI as contemplated by this Agreement), any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MicroLegend's capital stock, or any transaction, commitment, dispute or other event or condition individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Material Adverse Effect on the operations, assets or financial condition of MicroLegend and its Subsidiaries.

4.21 Minute Books. The minute books of MicroLegend and its Subsidiaries have been made available to PTI and contain a complete and accurate summary of all meetings of directors and shareholders or actions taken by written consent since the date of incorporation of MicroLegend and its Subsidiaries through the date of this Agreement, and accurately reflect all transactions identified in such minutes in all material respects, subject to the provision that no omission from the minute books will have an adverse effect on PTI's ability to account for the Acquisition as a Pooling or will cause MicroLegend and the Principal Shareholders to breach any of their other representations and warranties in this Agreement.

4.22 Books and Records. MicroLegend has provided PTI with complete access to all of the books and records of MicroLegend and its Subsidiaries. All of such books and records are true, correct and complete in all material respects, and are and have been maintained in substantial compliance with all applicable Legal Requirements.

4.23 Insurance. MicroLegend has heretofore provided to PTI a true, correct and complete list of the current insurance coverages of MicroLegend and its Subsidiaries, including names of carriers and amounts of coverage. MicroLegend and each of its Subsidiaries has been and is insured by financially sound and reputable insurers with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to their respective businesses, and each shall maintain such insurance at least through the Closing Date. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the insurers. All premiums due and payable under all such insurance have been paid and MicroLegend and its Subsidiaries are otherwise in compliance in all material respects with the terms of such insurance. To the knowledge of MicroLegend, there is no threatened termination of, or material premium increase proposed, with respect to any such insurance.

4.24 Intellectual Property. Except as set forth in Schedule 4.24, MicroLegend and its Subsidiaries have exclusive ownership of, or are licensed or otherwise possess legally enforceable rights to use, all patents, copyrights, trade secrets, trademarks, service marks and any applications therefor, mask works, net lists, schematics, technology, know-how, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material used or proposed to be used in the business of MicroLegend and its Subsidiaries as currently conducted or as proposed to be conducted by MicroLegend and its Subsidiaries (collectively, the "Intellectual Property"). Except as set forth in Schedule 4.24, MicroLegend's rights in all of such Intellectual Property are freely transferable. There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of MicroLegend, threatened, which challenge the rights of MicroLegend or its Subsidiaries in respect thereof. MicroLegend has the right to use, free and clear of claims or rights of other Persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incidental to MicroLegend's business as presently conducted or contemplated.

(a) Schedule 4.24 lists all patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to MicroLegend or any of its Subsidiaries related to or used or to be used in MicroLegend's business as presently conducted or contemplated, and all other items of intellectual property which are used in MicroLegend's business. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office and the Canadian Intellectual Property Office, the United States Register of Copyrights and the Canadian Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 4.24, and have been properly maintained and renewed in accordance with all Legal Requirements.

(b) All licenses or other agreements under which MicroLegend or any of its Subsidiaries is granted rights in Intellectual Property that are related to, used or to be used in MicroLegend's business are set forth in Schedule 4.24. All said licenses or other agreements are in full force and effect, there is no material default thereunder by any party thereto, and, except as set forth on
Schedule 4.24, all of MicroLegend's rights thereunder are freely assignable. To the knowledge of MicroLegend, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to PTI.

(c) All licenses or other agreements under which MicroLegend or any of its Subsidiaries have granted rights to others in Intellectual Property owned or licensed by MicroLegend that are related to, used or to be used in MicroLegend's business, are set forth in Schedule 4.24. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and except as set forth on Schedule 4.24, all of MicroLegend's rights thereunder are freely assignable. True and complete copies of every license or other agreement, and any amendments thereto, have been made available to PTI.

(d) MicroLegend and each of its Subsidiaries have taken all steps required to establish and preserve their ownership of all Intellectual Property rights with respect to the services and technology employed in, and the products produced and generated by, MicroLegend's business. Without limiting the generality of the foregoing, MicroLegend and its Subsidiaries have required all of their professional and technical employees employed in connection with MicroLegend's business, and other employees having access to valuable non-public information of MicroLegend concerning or related to MicroLegend's business, to execute agreements under which such employees are required to convey to MicroLegend or its Subsidiaries, as applicable, ownership of all inventions and developments conceived or created by them and to maintain the confidentiality of all such information of MicroLegend. MicroLegend has not made any such information available to any person other than employees of MicroLegend employed in connection with MicroLegend's business except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof, which written agreements are listed on Schedule 4.24. To the knowledge of MicroLegend, no person has infringed any of its Intellectual Property rights.

(e) To the knowledge of MicroLegend, the present and contemplated business, activities and products of MicroLegend do not infringe any Intellectual Property of any other person. No proceeding charging MicroLegend with infringement of any adversely-held Intellectual Property has been filed or, to the knowledge of MicroLegend, is threatened to be filed. To the knowledge of MicroLegend, there exists no unexpired patent or patent application owned by any Person (including, without limitation, any Affiliate of MicroLegend) which includes claims that would be infringed by or otherwise adversely affect MicroLegend's business or products produced or generated thereby. To the knowledge of MicroLegend, MicroLegend is not making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of MicroLegend. Except as set forth in Schedule 4.24, with respect to MicroLegend's business, neither MicroLegend nor any of its Affiliates nor, to the knowledge of MicroLegend, any of their employees employed with respect to MicroLegend's business have any agreements or arrangements with any Persons other than MicroLegend relating to confidential information or trade secrets of such Persons or restricting any such employee's ability to engage in business activities. The activities of MicroLegend's employees on behalf of MicroLegend do not violate any such agreements or arrangements known to MicroLegend which any such employees have with other Persons.

4.25 Accounts Receivable and Accounts Payable. Except as set forth in Schedule 4.25, all accounts receivable of MicroLegend, whether reflected on the Financial Statements or otherwise, represent sales actually made in the ordinary course of MicroLegend's business or valid claims as to which full performance has been rendered, and the reserves against the Accounts Receivable for returns and bad debts are commercially reasonable and have been determined in accordance with Canadian GAAP, consistently applied. Except to the extent reserved against the Accounts Receivable, no counterclaims or off-setting claims with respect to the Accounts Receivable are pending or, to the knowledge of MicroLegend, threatened. Except as set forth in Schedule 4.25, the accounts payable of MicroLegend reflected on the Financial Statements arose from bona fide transactions in the ordinary course of business, and all such accounts payable have been paid, are not yet due and payable under MicroLegend's payment policies and procedures (copies of which have been previously been provided to PTI), or are being contested by MicroLegend in good faith and by appropriate measures.

4.26 Inventory and Backlog. The inventories of MicroLegend and its Subsidiaries as of the date hereof consist of raw materials, goods in process and finished goods saleable or usable in the normal course of MicroLegend's business, and such inventories are, and shall be at Closing, at levels consistent with past practices of MicroLegend's business. All such inventories are carried on the books of MicroLegend and its Subsidiaries pursuant to the normal inventory valuation policies of MicroLegend, which are in accordance with Canadian GAAP, as reflected in the Financial Statements. Any expected losses on customer contracts in progress are recognized and recorded in the period in which such losses are determined. Schedule 4.26 sets forth the locations of all inventories of MicroLegend and the amount of inventory at each location as of July 31, 1999. Except as set forth in Schedule 4.26, no items included in inventories of MicroLegend and its Subsidiaries are or will be pledged as collateral or held by MicroLegend on consignment from others. MicroLegend is not committed to purchase inventories in amounts greater than are reasonably expected to be useable in the ordinary course of MicroLegend's business as presently conducted. With respect to inventories in the hands of suppliers for which MicroLegend will be committed on the Closing Date, such inventories on the Closing Date will be reasonably expected to be useable in the ordinary course of business as presently being conducted. At July 31, 1999, the backlog of firm orders from MicroLegend was $1,105,223.50. Schedule 4.26 sets forth each order of such backlog in excess of $50,000 and the scheduled or committed delivery date thereof.

4.27 Customers and Suppliers. Schedule 4.27 sets forth a correct and complete list of the ten largest (by dollar volume) customers and suppliers of MicroLegend during the most recently completed fiscal year, indicating the existing contractual arrangements, if any, with each such customer or supplier. Except as set forth on Schedule 4.27, there are no outstanding disputes with any customer or supplier listed thereon and no customer or supplier listed thereon has refused to continue to do business with MicroLegend or has stated to MicroLegend its intention not to continue to do business with MicroLegend or to materially change the amount or terms of the business done with MicroLegend. Since July 31, 1999, there has not been any material shortage or unavailability of the raw materials necessary to manufacture the products sold by MicroLegend and, to the knowledge of MicroLegend, there is no current shortage or unavailability which leads it to believe that any such shortages will occur.

4.28 Product Warranties. True and correct copies of all written warranties and guarantees applicable to MicroLegend and its products and services have been made available to PTI. The amounts reflected as warranty reserves in the Financial Statements are commercially reasonable and have been determined in accordance with Canadian GAAP, consistently applied. There are no existing or, to the knowledge of MicroLegend, threatened product liability, warranty or other similar claims with respect to the business of MicroLegend, or any facts upon which a material claim of such nature could be based, against MicroLegend or any of its Subsidiaries or their products for products or services which are defective or fail to meet any product or service warranties except as disclosed on Schedule 4.28. As relates to the business of MicroLegend, no claim has been asserted against MicroLegend for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

4.29 Year 2000. MicroLegend's Technology will correctly differentiate between years in different centuries, which years end in the same two digits, will accurately and consistently receive, provide, store and process date and time data before, during and after January 1, 2000, including, but not limited to, accepting, calculating, comparing, providing, and sequencing date and time data, from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap year calculations, and will not, malfunction (in whole or in part at any time and for any length of time, and whether or not causing the Technology, in whole or in part, to become or remain inoperable for any length of time), cease to function, or provide or product invalid or incorrect results as a result of date and time data. Schedule 4.29 sets forth a description of MicroLegend's program of obtaining Year 2000 certification from its suppliers and other third parties with whom MicroLegend transacts business. For purposes of this Section 4.29, "Technology" means any and all software, hardware, firmware, embedded micro controllers in non-computer equipment or other information technology owned by, leased, licensed or loaned to, or otherwise used by MicroLegend, or licensed, sold or otherwise distributed to others by MicroLegend, in the course of its business

4.30 Banking Relations. All of the arrangements which MicroLegend and its Subsidiaries have with any banking institution or similar commercial credit facility are completely and accurately described in Schedule 4.30, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized to act on behalf of MicroLegend with respect thereto.

4.31 Disclosure. Neither the provisions of this Agreement with respect to MicroLegend and its Subsidiaries, nor the Schedules nor any other document or written information furnished to PTI or its representatives by or on behalf of MicroLegend or any of its Subsidiaries pursuant hereto, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein not misleading.

Article 5.        REPRESENTATIONS AND WARRANTIES OF PTI


         PTI represents and warrants to MicroLegend as follows:

5.1 Incorporation, Standing and Power. PTI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub is a CBCA corporation duly incorporated, validly existing and in good standing under the laws of the Dominion of Canada. Each of PTI and Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on PTI and its Subsidiaries taken as a whole. Pursuant to the provisions of its Amended and Restated Certificate of Incorporation, PTI is precluded from obtaining any stockholder approval by written consent.

5.2 Authority. Each of PTI and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PTI and Sub. This Agreement has been duly executed and delivered by PTI and Sub and constitutes the valid and binding obligation of PTI and Sub, enforceable against them in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 No Conflict. The execution and delivery of this Agreement by PTI and by Sub does not, and the consummation of the transactions contemplated hereby and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of the Certificate of Incorporation or By-laws of PTI or of Sub, any Contract applicable to PTI, Sub or any of their respective assets, or any Legal Requirement applicable to PTI, Sub or any of their respective assets, except, in the case of Contracts and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a Material Adverse Effect on the operations or financial condition of PTI and its Subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to PTI or Sub in connection with the execution and delivery of this Agreement by PTI and Sub or the consummation by PTI and Sub of the transactions contemplated hereby, except for the filing of a premerger notification report by PTI, if required, under the HSR Act, the filing with the SEC of the Registration Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required, the filing of such documents with, and the obtaining of such orders from, state authorities, including state securities authorities, and Canadian securities authorities that are required in connection with the transactions contemplated by this Agreement, the filing contemplated by
Section  2.2,  and  such  consents,   approvals,   orders,   authorizations   or
registrations the failure to obtain which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a Material Adverse Effect on the operations or financial condition of PTI and its Subsidiaries taken as a whole.

5.4 SEC Documents. PTI has made available to MicroLegend a true, correct and complete copy of PTI's Annual Report on Form 10-K for the year ended December 31, 1998, quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, and definitive proxy statement for the Annual Meeting of Stockholders of PTI held on June 8, 1999, all as filed by PTI with the SEC (collectively, the "PTI SEC Documents"). As of their respective dates, the PTI SEC Documents complied in all material respects with the requirements of the Securities Act and Exchange Act, and none of the PTI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of PTI included in the PTI SEC Documents are complete, accurate and comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with American GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of PTI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

5.5 Information Supplied. The Registration Statement and the prospectus forming a part thereof (the "Prospectus") will, at the time the Registration Statement becomes effective under the Securities Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time it becomes effective under the Securities Act, the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, PTI makes no representation or warranty with respect to any information contained in the Registration Statement which was furnished by MicroLegend.

5.6 Capital Structure. The authorized capital stock of PTI consists of 15,000,000 shares of PTI Common Stock, and 1,000,000 shares of Preferred Stock, par value $.01 per share. At the close of business on November 29, 1999, 11,205,218 shares of PTI Common Stock were issued; 936,168 shares of PTI Common Stock were subject to issuance upon exercise of outstanding rights under PTI's stock option plan; 112,500 shares of PTI Common Stock were subject to issuance upon exercise of outstanding warrants; 140,439 shares of PTI Common Stock were held by PTI in its treasury; and no shares of such Preferred Stock were issued or outstanding. All outstanding shares of PTI Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights.

5.7 Acquisition Consideration. The PTI Common Stock constituting the Acquisition Consideration has been duly authorized and, when issued and delivered against receipt of the Exchangeable Shares exchanged therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of PTI.

5.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since September 30, 1999, PTI and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and there has not been any material adverse change in the operations, assets or financial condition of PTI or any of its Subsidiaries, any material damage, destruction, loss or casualty to any assets of PTI or any of its Subsidiaries, whether or not covered by insurance, which assets are material to the ongoing operations or business of PTI or any of its Subsidiaries as presently conducted, any sale, assignment, transfer or disposition of any item of plant, property or equipment of the facilities occupied by PTI or its Subsidiaries having a net book value in excess of $500,000 (other than supplies), except in the ordinary course of business; any material change in any method of accounting or accounting practice by PTI or any of its Subsidiaries, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of PTI's capital stock; or any transaction, commitment, dispute or other event or condition individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Material Adverse Effect on the operations, assets or financial condition of PTI and its Subsidiaries taken as a whole.

5.9 Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to the knowledge of PTI, threatened against or affecting PTI, any of its subsidiaries or any facility occupied by PTI (or any of their respective officers or directors in connection with the business of PTI or any of its Subsidiaries), which if adversely determined could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the operation or financial condition of PTI and its Subsidiaries taken as a whole, nor is there any judgment, injunction, decree, rule or order of any Governmental Entity or arbitrator outstanding against PTI, any of its Subsidiaries or any facility occupied by PTI which could reasonably be expected, individually or in the aggregate, to have such an effect.

5.10 Compliance with Legal Requirements. The businesses of PTI and its subsidiaries are being, and since September 30, 1999, have been, conducted in compliance with all Legal Requirements, except for such violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the operations or financial condition of PTI and its Subsidiaries taken as a whole. To the knowledge of PTI, no investigation or review by any Governmental Entity with respect to PTI or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same.

5.11 Disclosure. Neither the provisions of this Agreement with respect to PTI and Sub nor any other document or written information furnished to MicroLegend or its representatives by or on behalf of PTI or Sub pursuant hereto, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein not misleading.

Article 6.        COVENANTS OF MICROLEGEND


         During the period from the date of this Agreement and continuing until the Closing Date, and where applicable after the Closing Date, MicroLegend agrees, for itself and its Subsidiaries, to perform as follows (except as otherwise expressly contemplated or permitted by this Agreement, or to the extent that PTI otherwise consents in writing):

6.1 Ordinary Course. Each of MicroLegend and its Subsidiaries will carry on its business in substantially the same manner as has heretofore been conducted and not make any material change in its Articles of Incorporation or By-laws (except as contemplated by the Acquisition), the personnel, operations, finance, accounting practices or policies or assets, maintain its properties and assets and all parts thereof in good working order and condition, ordinary wear and tear excepted, perform all of its obligations under the Material Agreements and not enter into, amend or terminate any Material Agreement except in the ordinary course of business, take all reasonable actions necessary and appropriate to obtain appropriate releases, consents, estoppels and other instruments as PTI may reasonably request, neither cancel, nor allow to lapse nor make any material change in the coverage of any insurance policy applicable to MicroLegend or any of its Subsidiaries, pay all Taxes as they become due, confer with PTI prior to the filing of any tax return, protest or notice of objection by it or any of its Subsidiaries and not take any position with respect to Taxes to which PTI reasonably objects, use its best efforts to maintain and preserve its business organization intact, retain employees at the facilities occupied by MicroLegend (except for employment terminations in accordance with past practices), maintain relationships with suppliers, customers and others having business relations with MicroLegend consistent with the terms of such relationships, and take such other actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations at the Closing Date, neither make offers of employment to any Persons for periods subsequent to the Closing Date (except for offers made in the ordinary course for employment on an at will basis), nor enter into any Employee Plan with respect thereto, nor incur or agree to incur any liability not in the ordinary course of business, except for those offers, Employee Plans and liabilities currently under negotiation and identified in Schedule 6.1, neither adopt nor amend in any material respect any Employee Plan, not increase the compensation, in any form, payable or to become payable to any director, officer, employee, consultant or agent, except for employees' compensation increases in the ordinary course of business in accordance with existing personnel policies, except as set forth in Schedule 6.1, not incur any indebtedness or guarantee any indebtedness except in the ordinary course of business consistent with past practices, nor issue any debt securities, not create or assume any mortgage, pledge or other lien or encumbrance upon any of its assets, irrespective of when acquired, other than Permitted Encumbrances, neither acquire nor agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any Person, neither make nor authorize any purchase order or capital expenditure in excess of $10,000 except in the ordinary course of business or except as identified in Schedule 6.1, neither sell, lease, assign nor otherwise transfer or dispose of any assets (other than supplies), except in the ordinary course of business, not amend, terminate or waive any right related to the MicroLegend business, except in the ordinary course of business, and not take any other action outside the ordinary course of business that would materially adversely affect the business operations of MicroLegend or any of its Subsidiaries.

6.2 Dividends; Changes in Stock. MicroLegend will not declare or pay any dividends, whether in cash, stock or otherwise, nor make any other distributions in respect of the MicroLegend capital stock, split, combine, reclassify or recapitalize the MicroLegend capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of MicroLegend capital stock, or repurchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of MicroLegend capital stock.

6.3 Issuance of Securities. MicroLegend will not, nor will it permit any of its Subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or their capital stock or any securities convertible into any such shares, or convertible securities, or grant any Stock Rights.

6.4 MicroLegend Permits. MicroLegend and its Subsidiaries will maintain all MicroLegend Permits in full force and effect, will cooperate and take all action reasonably necessary to assist Sub and PTI in obtaining the benefit of the MicroLegend Permits, and will promptly provide PTI with copies of all filings made with any Governmental Entity.

6.5 Advice of Changes. MicroLegend will confer on a regular and frequent basis with PTI, report on operational matters and promptly advise PTI orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on MicroLegend or any of its Subsidiaries or on the ability of MicroLegend to perform its obligations hereunder. Except as may otherwise be set forth in writing signed by the parties, MicroLegend acknowledges that PTI does not and will not waive any rights it may have under this Agreement as a result of such consultations, nor will PTI be responsible for any decisions made by MicroLegend's officers and directors with respect to matters which are the subject of such consultation.

6.6 Access. MicroLegend and its Subsidiaries will afford to the authorized representatives, agents and legal counsel of PTI full and complete access to the staff, employees and other personnel of MicroLegend and its Subsidiaries, and to the facilities occupied by MicroLegend, the assets and the books, records and other information of MicroLegend and its Subsidiaries, including the right to inspect the same and conduct audits and verifications thereof, (provided, however, PTI has first provided reasonable notice of such access and inspection and conducts the same during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of MicroLegend and its Subsidiaries), and no such inspections will have taken place, and no employees or other personnel of MicroLegend will have been contacted by PTI, without PTI first having coordinating such inspection or contact with the MicroLegend's Chief Executive Officer; and provided further that no such access or inspection by PTI will limit the effect of MicroLegend's representations and warranties contained in this Agreement.

6.7 No Solicitations. MicroLegend will not, prior to the consummation of the transactions contemplated by this Agreement or the termination of this Agreement, whichever occurs first, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or by any of its Subsidiaries to, initiate, solicit, encourage (by way of furnishing non-public information or otherwise), negotiate or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any substantial part of the business or assets of MicroLegend and its Subsidiaries, or a controlling portion of the capital stock of MicroLegend, whether by merger, consolidation, amalgamation, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being called an "Acquisition Transaction"), nor entertain, agree to, endorse, participate in any discussions or negotiations or recommend any Acquisition Transaction, unless PTI has terminated this Agreement for any reason or unless MicroLegend has terminated their Agreement in accordance with the term hereof. In the event that MicroLegend, any of its Subsidiaries or any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives receives any inquiries, proposals or offers as contemplated by this Section 6.7, MicroLegend will promptly inform PTI as to that fact and furnish to PTI the specifics thereof. In the event that MicroLegend breaches its promise contained in this Section 6.7, PTI may terminate this Agreement and, if it does so, then at PTI's request MicroLegend shall immediately pay to PTI a cancellation fee of $150,000 plus an amount equal to its out-of-pocket expenses (including legal, accounting and investment banking fees and expenses) incurred by PTI with respect to the Acquisition ("Expenses"), which Cancellation Fee and Expenses shall be PTI's sole remedy for a breach by MicroLegend of this Section 6.7 and the aggregate potential liability of MicroLegend for any such breach shall be so limited.

6.8 Cooperation in Preparation of Registration Statement, Etc. MicroLegend will promptly cooperate with PTI in its preparation and filing with the SEC of the Registration Statement and the Prospectus, will cause its independent auditors to cooperate in the preparation of financial statements for the Registration
Statement and Prospectus, and PTI will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and prior to January 31, 2000. PTI shall keep such Registration Statement and Prospectus effective until the earlier of five years from the Closing Date or the date on which the Representatives of the Shareholders shall inform PTI that the Registration Statement and Prospectus are no longer required.

6.9 Preparation of Additional Financial Statements. At PTI's expense, MicroLegend will cause Ernst and Young LLP, its certified public accountants, to prepare and deliver to PTI unaudited financial statements of MicroLegend for each of the twelve months ended December 31, 1995, 1996, 1997 and 1998 and for each calendar quarter during 1998 and 1999, which financial statements shall be stated in US dollars and prepared in accordance with American GAAP.

6.10 Letter of MicroLegend's Accountants. At PTI's expense, MicroLegend will cause to be delivered to PTI a letter of Ernst & Young LLP, MicroLegend's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to PTI, in form and substance reasonably satisfactory to PTI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

6.11 Affiliates. Prior to the Closing Date, MicroLegend will deliver to PTI a letter identifying all Persons who are, as of the date of this Agreement, Affiliates of MicroLegend for purposes of Rule 145 under the Securities Act. MicroLegend will use its best efforts to cause each such Person to deliver to PTI on or prior to the Closing Date a written agreement substantially in the form of Exhibit C attached hereto (the "Affiliates' Agreements").

6.12 Transaction Expenses. The aggregate expenses not paid in the ordinary course by MicroLegend in connection with this Agreement and the consummation of all of the transactions contemplated hereby ("Transaction Expenses"), including fees and expenses paid to MicroLegend's directors, officers, attorneys, accountants and advisors, will not, commencing August 31, 1999 and continuing through the Closing Date, exceed $25,000. The Transaction Expenses shall not be booked on the Pre-Closing Balance Sheet as hereinafter defined as a liability in accordance with Canadian GAAP, but rather, to the extent paid by MicroLegend, shall be added back to the assets of MicroLegend.

6.13 Shareholders' Representation Agreements. MicroLegend will cause all MicroLegend shareholders to execute and deliver to PTI a Shareholder's Representation Agreement substantially in the form of Exhibit D attached hereto (the "Shareholder's Representation Agreement") which imposes certain restrictions regarding the resale of PTI Common Stock received upon the exercise of rights of holders of Exchangeable Shares. PTI shall be entitled to place the legends as set forth in the Shareholder Representation Agreement on the certificates representing any PTI Common Stock or Exchangeable Shares to be received by such shareholders of MicroLegend pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to PTI's transfer agent regarding PTI's Common Stock, consistent with the terms of the Shareholder's Representation Agreements.

6.14 Tangible Net Worth. MicroLegend shall cause Ernst & Young LLP, MicroLegend's certified public accountants, to prepare and deliver to PTI prior to Closing a balance sheet of MicroLegend as of a date within five (5) business days prior to the Closing Date (the "Pre-Closing Balance Sheet"), which balance sheet shall be accompanied by a review of Ernst & Young LLP, stating that the Pre-Closing Balance Sheet has been prepared in accordance with American GAAP, and by a statement of Ernst & Young LLP setting forth the Tangible Net Worth of MicroLegend as of the date of the Pre-Closing Balance Sheet.

6.15 Pooling Opinion. Ernst & Young LLP, MicroLegend's certified public accountants, shall furnish to PTI and its legal counsel on or before the Closing Date their opinion in form and substance satisfactory to PTI and its certified public accountants to the effect that prior to the Closing Date there were no events, conditions or circumstances involving MicroLegend, its Subsidiaries and its shareholders that would, or could reasonably be deemed to, prevent the Acquisition from qualifying as a Pooling.

Article 7.        COVENANTS OF PTI


         During the period from the date of this Agreement and continuing until the Closing Date, PTI agrees to perform as follows:

7.1 Preparation of Registration Statement, Etc. Within thirty (30) days after the Closing Date, PTI will promptly prepare the Registration Statement and the Prospectus and file the same, and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and prior to January 31, 2000. PTI will also take any action (other than qualifying to conduct business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state or provincial securities laws in connection with the issuance of PTI Common Stock and Exchangeable Shares in the Acquisition.

7.2 NASDAQ Listing. As soon as practicable after the Closing Date, but in no event later than December 31, 1999, PTI will use its best efforts to cause the shares of PTI Common Stock to be issued in the Acquisition to be listed on the NASDAQ National Market, subject only to official notice of issuance.

7.3 Employees. PTI and MicroLegend have identified key management and technical employees of MicroLegend as identified on Schedule 7.3 (the "Employees"). As a condition of Closing, each of such Employees shall have executed and delivered to PTI or its legal counsel an executed Employment Agreement substantially in the form of Exhibit E-1 attached to this Agreement (the "Employment Agreement"). PTI intends to expand the organization of MicroLegend. On or before Closing, MicroLegend shall offer continued employment to all of the remaining employees of MicroLegend. As a condition precedent to such employment, such remaining employees shall be required to execute an Employment Agreement substantially in the form of Exhibit E-2 attached to this Agreement (the "Remaining Employee Employment Agreement"). In addition, and notwithstanding the generality of the foregoing, it shall be a condition of Closing that MicroLegend will enter into employment agreements with each of Thomas Blain and Reginald T. Cable, substantially in the form of Exhibit F attached to this Agreement (the "Principal Shareholder Employment Agreements"). PTI shall grant options for 50,000 shares of PTI Common Stock to each of the Principal Shareholders and options up to an aggregate 80,000 shares of PTI Common Stock to all other employees of MicroLegend as agreed upon by PTI and the Principal Shareholders.

Article 8.        ADDITIONAL COVENANTS OF EACH PARTY

8.1 Additional Agreements; Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties, providing information and making all necessary filings in connection with, among other things, the HSR Act if required, the Securities Act, the Investment Canada Act and state securities Legal Requirements. Each of the parties will take or cause to be taken all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by any of them in connection with the Acquisition or the taking of any action contemplated by this Agreement.

8.2 Expenses. PTI and MicroLegend will each bear its respective Expenses in connection with the transactions contemplated hereby, whether or not the Acquisition is consummated; provided, however, that PTI shall pay up to $20,000 of MicroLegend's legal expenses incurred in connection with the MOU and up to an additional $30,000 of MicroLegend's legal expenses after the execution of the MOU if the Acquisition is not consummated for any reason.

8.3 Brokers or Finders. Each party represents, as to itself and its Affiliates, that no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Tucker Anthony Cleary Gull, whose fees and expenses will be paid by PTI in accordance with PTI's agreement with such firm and except for LaBarge Weinstein and Prescient Advisory Services, whose fees and expenses will be paid by MicroLegend in accordance with MicroLegend's agreement with such firm (a true, correct and complete copy of which has been delivered to PTI prior to the date hereof).

8.4 Pooling. From and after the date hereof and until the Closing Date, neither PTI nor MicroLegend nor any of their respective Subsidiaries or other Affiliates will knowingly take any action, or knowingly fail to take any action, which would jeopardize PTI's ability to account for the Acquisition as a Pooling or enter into any Contract with respect to the foregoing. Following the Closing Date, PTI will use its best efforts to conduct the business of MicroLegend, and will cause MicroLegend to use its best efforts to conduct its business, in a manner which would not jeopardize PTI's ability to account for the Acquisition as a Pooling.

8.5 Cooperation re Canadian Taxes. The parties hereto shall cause Sub to jointly elect with each Record Holder in Department of National Revenue Form T2057, and shall file such form within the prescribed time pursuant to Section 85(1) of the Canadian Tax Act, as to the amount they have agreed upon to be the Record Holder's proceeds of the disposition of the shares of MicroLegend capital stock to Sub pursuant to this Agreement and Sub's cost of those shares. The Principal Shareholders and Sub agree that the amount that shall be deemed to be the proceeds of the disposition of the shares and Sub's cost of the shares in respect of which such election is made shall be the "cost amount" within the meaning of the Canadian Tax Act, or such other amount as requested by a Record Holder between the "cost amount" and the fair market value of the shares of MicroLegend capital stock being sold by such Record Holder pursuant to this Agreement.

8.6 Other Actions. Neither MicroLegend nor PTI will, nor will they permit any of their respective Subsidiaries to, knowingly take any action that would or is reasonably likely to cause any of its representations and warranties set forth in this Agreement to be untrue as of the date made or any of the conditions to the Acquisition set forth in Article 9 not to be satisfied. Prior to the Closing Date, each of the parties agrees to use its best efforts to obtain the satisfaction of its conditions to Closing as set forth in Article 9 as soon as practicable, facilitate contacts, negotiations and communications with any Persons reasonably necessary to insure a smooth transition of control of the business operations of MicroLegend, and assist one another in obtaining any consents required or desirable from any Person to effect the consummation of the transactions contemplated hereby.

8.7 Confidentiality. PTI and Sub (treated as one party for this purpose) and MicroLegend and its Subsidiaries (each, the "First Party") will, and each First Party will use its best efforts to cause its Affiliates, employees, representatives and agents to, hold in strict confidence all Confidential Information of the other party (each, the "Other Party"), unless compelled to disclose the same by judicial or administrative process; provided, however, that in either such case the First Party will provide the Other Party with prompt prior notice thereof so that the Other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this
Section 8.7. In the event that such protective order or other remedy is not obtained, or the Other Party waives compliance with the provisions hereof, the First Party will furnish only that portion of Confidential Information which, in the written opinion of the First Party's counsel, is required, and the First Party will exercise best efforts to obtain reliable assurance that confidential treatment will be accorded such of the disclosed Confidential Information as the Other Party so designates. The First Party will not otherwise disclose Confidential Information to any person, except with the consent of the Other Party. In the event that the Acquisition is not consummated, the First Party will promptly return all Confidential Information to the Other Party. For the purposes hereof, "Confidential Information" means all information of any kind concerning the Other Party or any of its Affiliates, obtained directly or indirectly from the Other Party or any of its Affiliates, employees, representatives or agents in connection with the transactions contemplated hereby, except information (a) ascertainable or obtained from public or published sources, (b) received from a third party not known by the First Party to be under an obligation to keep such information confidential, (c) which is or becomes known to the public (other than through a breach of this Agreement), or
(d) which was in the First Party's possession prior to disclosure thereof to the First Party and which was not subject to any obligation to keep such information confidential. The First Party recognizes that any breach of the provisions of this Section 8.7 would result in irreparable harm to the Other Party and its Affiliates and, therefore, that the Other Party will be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of its other legal and equitable remedies.

8.8 Publicity. Subject to Legal Requirements, the rules of the SEC and NASDAQ and the provisions of this Agreement, so long as this Agreement is in effect, each party will use its best efforts to assure that the timing and content of any press release or other public statement with respect to the transactions contemplated by this Agreement will be determined by prior mutual agreement of the parties.

Article 9.        CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS

9.1 Conditions to Each Party's Obligation to Effect the Acquisition. The respective obligations of MicroLegend, PTI and Sub to effect the Acquisition are subject to the satisfaction prior to the Closing Date of each of the following conditions:

(a) Governmental Approvals. Other than the filing provided for by Section 2.2, all licenses, franchises, certificates, permits, accreditations, authorizations, consents, orders or approvals of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a Material Adverse Effect on the consummation of the Acquisition, will have occurred, been filed or been obtained, including any authorizations required under the HSR Act.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition will be in effect, and no shareholder of MicroLegend shall have instituted any proceeding alleging that the Acquisition was oppressive to that shareholder or attempting to prevent the Closing.

9.2 Conditions of Obligations of PTI and Sub. The obligations of PTI and Sub to effect the Acquisition are subject to the satisfaction of the following additional conditions, unless waived by PTI:

(a) Representations and Warranties. The representations and warranties of MicroLegend set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and PTI will have received a certificate signed on behalf of MicroLegend by its Certifying Officers to such effect.

(b) Performance of Obligations of MicroLegend. MicroLegend will have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PTI will have received a certificate signed on behalf of MicroLegend by its Certifying Officers to such effect.

(c) No Amendments to Resolutions. Neither the Board of Directors of MicroLegend nor any committee thereof will have amended, modified, rescinded or repealed the resolutions heretofore adopted by the Board of Directors which approve this Agreement, the consummation of the Acquisition and the performance of all of MicroLegend's and the Board of Directors' obligations hereunder, and will not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions, and PTI will have received a certificate signed on behalf of MicroLegend by its Certifying Officers to such effect.

(d) Articles of Incorporation, Certificate of Incorporation and Good Standing Certificates. PTI will have received a copy, certified by the appropriate public official of the Government of Canada as of a date reasonably proximate to the Closing Date, of the complete Articles of Incorporation of MicroLegend and a copy, certified by the appropriate public official of the jurisdiction of incorporation of any Subsidiary, of the complete Certificate of Incorporation of such Subsidiary. PTI will have received certificates of good standing from the appropriate public official of each jurisdiction of MicroLegend's and each Subsidiary's incorporation and of each jurisdiction where MicroLegend and each of its Subsidiaries is qualified to do business.

(e) MicroLegend Permits. MicroLegend and its Subsidiaries will have all MicroLegend Permits that are necessary or appropriate to permit the use, ownership and operation of the MicroLegend business by Sub after Closing in substantially the same manner as conducted by MicroLegend immediately prior to Closing, and all such MicroLegend Permits will be in full force and effect and not subject to any pending or threatened proceedings to revoke, make conditional or adversely modify, limit, or otherwise affect the authority, rights, privileges or permissions conveyed thereby.

(f) Consents Under Agreements. MicroLegend will have obtained the consent or approval of each Person whose consent or approval is required in order to permit the continuation or succession by MicroLegend pursuant to the Acquisition to any obligation, right or interest of MicroLegend or any of its Subsidiaries under any Contract, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of PTI, individually or in the aggregate, have a Material Adverse Effect on the operations or financial condition of MicroLegend and its Subsidiaries taken as a whole or upon consummation of the transactions contemplated hereby.

(g) Real Estate Matters. PTI will have received estoppel certificates in form satisfactory to PTI and its counsel from each landlord of a lease identified on
Schedule 4.10(b) to the effect that MicroLegend, or any MicroLegend Subsidiary, as applicable, is not in default under such lease.

(h) Letter of and Opinion of MicroLegend's Accountants. PTI will have received the letter of Ernst & Young LLP referred to in Section 6.10 and the opinion of Ernst & Young LLP referred to in Section 6.16.

(i) Affiliates' Agreements. PTI will have received from each Person named in the
letter   referred  to  in  Section  6.11  an  executed   copy  of  an  agreement
substantially in the form of Exhibit C.

(j) Shareholders' Representation Agreements. PTI shall have received from each MicroLegend shareholder an executed Shareholder's Representation Agreement substantially in the form of Exhibit D.

(k)   Pooling    Opinion.    PTI   will   have    received    the   opinion   of
PriceWaterhouseCoopers LLP, in form and substance reasonably satisfactory to it, that the Acquisition will qualify as a Pooling.

(l) Financial Advisor's Opinion. PTI will have received a final form of opinion from Tucker Anthony Cleary Gull that the consideration to be provided to MicroLegend's shareholders in connection with the Acquisition is fair to PTI's stockholders from a financial point of view.

(m)  Legal  Opinion  of  LaBarge  Weinstein.   LaBarge  Weinstein,   counsel  to
MicroLegend, will have furnished to PTI their written opinion, dated the Closing Date, in form acceptable to counsel for PTI.

(n) Employment Agreements. Each of the employees of MicroLegend shall have executed and delivered an Employment Agreement substantially in the form of Exhibit E-1 or E-2, as applicable, attached hereto and each of the Principal Shareholders shall have executed and delivered his Principal Shareholder Employment Agreement substantially in the form of Exhibit F attached hereto.

(o) Surrender of Name. The Principal Shareholders shall cause any Affiliate other than MicroLegend to change its name so as not to conflict, resemble or in any way appear to be associated with the name "MicroLegend."

(p) Other Evidence. PTI will have received such other certificates, instruments and documents as it may reasonably require to demonstrate the satisfaction of the conditions set forth in this Section 9.2 or to be satisfied that MicroLegend and/or any of its Subsidiaries comply with all applicable Legal Requirements and the terms of this Agreement.

9.3 Conditions of Obligations of MicroLegend and Record Holders. The obligation of MicroLegend and its Record Holders to effect the Acquisition is subject to the satisfaction of the following conditions unless waived by MicroLegend and the Record Holders:

(a) Representations and Warranties. The representations and warranties of PTI and Sub set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and MicroLegend will have received a certificate signed on behalf of PTI by its Certifying Officer to such effect.

(b) Performance of Obligations of PTI and Sub. PTI and Sub will have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and MicroLegend will have received a certificate signed on behalf of PTI by its Certifying Officer to such effect.

(c) No Amendments to Resolutions. Neither the Board of Directors of PTI nor any committee thereof will have amended, modified, rescinded or repealed the resolutions heretofore adopted by the Board of Directors which approve this Agreement, the consummation of the Acquisition and the performance of all of PTI's obligations hereunder, and will not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions, and MicroLegend will have received a certificate signed on behalf of PTI by its Certifying Officer to such effect.

(d) Legal Opinion of Harter, Secrest & Emery LLP and Nelligan Power, LLP. Harter, Secrest & Emery LLP and Nelligan Power, LLP, general counsel and Canadian counsel to PTI, respectively, will have furnished to MicroLegend their written opinions, dated the Closing Date, in form acceptable to counsel for MicroLegend.

(e) Voting and Exchange Trust Agreement. PTI and a suitable Trustee of PTI's choosing shall have executed a Voting and Exchange Trust Agreement substantially in the form of Exhibit G attached hereto.

(f) Support Agreement. PTI and Sub shall have executed and delivered the Support Agreement.

(g) Other Evidence. MicroLegend will have received such other certificates, instruments and documents as it may reasonably require to demonstrate the satisfaction of the conditions set forth in this Section 9.3.

Article 10.       COVENANTS AS TO POST-CLOSING MATTERS


         From and after the Closing Date, and until such time as is expressly provided by this Agreement, PTI agrees, for itself and Sub, and MicroLegend agrees, for the Record Holders as follows:

10.1 Support Agreement. For so long as there are any Exchangeable Shares outstanding, PTI will cause Sub pursuant to the Support Agreement substantially in the form attached hereto as Exhibit H (the "Support Agreement"), to the extent permitted by corporate law, to pay to each Record Holder thereof, such amounts as will allow Sub to satisfy its obligations relative to the terms and provisions of the Exchangeable Shares with respect to dividends, etc.

10.2     Escrow and Indemnification.

(a) Escrow Fund. On the Closing Date, 216,573 Exchangeable Shares (the "Escrow Shares") shall be registered in the name of, and be deposited with, the Exchange Agent as Escrow Agent, such deposit to constitute the Escrow Fund and to be governed by the terms set forth in the Escrow Agreement substantially in the form attached hereto as Exhibit I (the "Escrow Agreement"). The Escrow Fund shall be available to compensate PTI pursuant to the indemnification obligations of the shareholders of MicroLegend. Subject to the provisions herein and in the Escrow Agreement, the Escrow Fund shall be held for one year pursuant to the Escrow Agreement, and the claims procedures established by the Escrow Fund shall be followed by all parties in connection with the settlement of any claims.

(b) Escrow Period. The Escrow Period shall terminate at the expiration of one year after the Effective Date; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of PTI, subject to the objection of the Representative of the Shareholders and the subsequent arbitration of the matter in the manner provided in Section 10.2(h) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

(c) Indemnification by MicroLegend Shareholders. Subject to the limitations set forth in this Section 10.2, the Principal Shareholders of MicroLegend will severally, and all other MicroLegend Shareholders will severally, indemnify and hold harmless PTI and Sub and their respective officers, directors, agents and employees, and each person, if any, who controls or may control PTI or Sub within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person") from and against any and all liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies or indemnities from third parties (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by MicroLegend in this Agreement, the MicroLegend Disclosure Schedules or any exhibit or schedule to this Agreement. PTI and its Affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The Escrow Fund established pursuant to this Section 10.2 shall be security for this indemnity obligation subject to the limitations in this Agreement.

(d) Limitation. PTI and MicroLegend each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total number of shares PTI would have agreed to issue in connection with the Acquisition and this Agreement. Except as set forth hereinafter, nothing in this Agreement shall limit the liability of (i) MicroLegend or any MicroLegend shareholder for any breach of any representation, warranty or covenant if the Acquisition is not consummated, or (ii) of any MicroLegend shareholder in connection with any breach by such shareholder of the Affiliate Agreement provided that any such liability does not exceed the value of the consideration received by the Record Holder for that Record Holder's shares of MicroLegend capital stock.

(e) Damage Threshold. Notwithstanding the foregoing, PTI may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.2(f) below) identifying Damages the aggregate amount of which exceeds $150,000 plus the amount if any, by which the Tangible Net Worth exceeds $1,700,000 has been delivered to the Escrow Agent as provided in Section 10.2(f) below and such amount is determined pursuant to this
Article 10 to be payable, in which case PTI shall receive shares equal in value to the full amount of Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant shall be disregarded.

(f) Claims Upon Escrow Fund.

(i) Upon  receipt  by the  Escrow  Agent on or before the last day of the Escrow
Period  of  a  certificate   signed  by  any  officer  of  PTI  (an   "Officer's
Certificate"):

A. stating that Damages existing in an aggregate amount greater than $150,000 plus the amount, if any, by which the Tangible Net Worth Exceeds $1,700,000, and

B. specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related.

The Escrow Agent shall, subject to the provisions of this Section 10.2, deliver to PTI out of the Escrow Fund, as promptly as practicable, shares of PTI Common Stock or other assets held in the Escrow Fund having a value equal to such Damages.

(ii) For the purpose of compensating PTI for its Damages pursuant to this Agreement, each Escrow Share in the Escrow Fund shall be valued at the five day average closing price of the PTI Common Stock immediately prior to the date on which any Escrow Shares are to be released to PTI by the Escrow Agent.

(g) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Representatives of the Shareholders (defined in Section 10.2(i) below) and for a period of forty-five (45) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares or other property pursuant to
Section 10.2(b) hereof unless the Escrow Agent shall have received written authorization from either of the Representatives of the Shareholders to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Escrow Shares or other property in the Escrow Fund in accordance with Section 10.2(b) hereof, provided that no such payment or delivery may be made if the Representative of the Shareholders shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to PTI prior to the expiration of such forty-five (45) day period.

(h) Resolution of Conflicts; Arbitration.

(i) In case either of the Representatives of the Shareholders shall so object in writing to any claim or claims by PTI made in any Officer's Certificate, PTI shall have forty-five (45) days to respond in a written statement to the objection of such Representatives of the Shareholders. If after such forty-five
(45) day period there remains a dispute as to any claims, the Representatives of the Shareholders and PTI shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Representatives of the Shareholders and PTI should so agree, a memorandum setting forth such agreement shall be prepared and signed by PTI and either of the Representatives of the Shareholders and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares or other property from the Escrow Fund in accordance with the terms thereof.

(ii) If no such agreement can be reached after good faith negotiation, either PTI or either of the Representatives of the Shareholders may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration in accordance with the provisions hereof. Within fifteen
(15) days after such written notice is sent, PTI and the Representatives of the Shareholders shall attempt to agree on the appointment of a single arbitrator. If they are unable to do so, then within ten (10) days after the expiration of such 15-day period, PTI and either of the Representatives of the Shareholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 10.2(g) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

(iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Ottawa, Ontario, Canada under the commercial rules then in effect of the Arbitration Act of Ontario. For purposes of this Section 10.2(h)(iii), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the fees of each arbitrator, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by any party to the arbitration shall be allocated by the arbitrator(s) and be part of the decision of the arbitrator(s).

(i) Representatives of the Shareholders.

(i) Thomas Blain and Reginald Cable shall be constituted and appointed as representatives and agents ("Representatives of the Shareholders") for and on behalf of the MicroLegend shareholders to give and receive notices and communications, to authorize delivery to PTI of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by PTI, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Representatives of the Shareholders for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten days' prior written notice to PTI. No bond shall be required of the Representatives of the Shareholders, and the Representatives of the Shareholders shall receive no compensation for their services. PTI and/or Sub, whenever required by the provisions of this Agreement, shall provide notice to both of the Representatives of the Shareholders. Notices or communications from either of the Representatives of the Shareholders shall constitute notice from each of the Record Holders, and PTI and Sub shall be entitled to rely upon any such notice or communication from either of the Representatives of the Shareholders.

(ii) The Representatives of the Shareholders shall not be liable for any act done or omitted hereunder as the Representative of the Shareholders while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Record Holders shall severally indemnify the Representatives of the Shareholders and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Representatives of the Shareholders and arising out of or in connection with the acceptance or administration of their duties hereunder.

(iii) The Representatives of the Shareholders shall have reasonable access to information about MicroLegend and the reasonable assistance of MicroLegend's officers and employees for purposes of performing their duties and exercising their rights hereunder, provided that the Representatives of the Shareholders shall treat confidentially and not disclose any nonpublic information from or about MicroLegend to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

(iv) A decision, act, consent or instruction of the Representatives of the Shareholders shall constitute a decision of all Record Holders for whom Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding an conclusive upon each such MicroLegend shareholder, and the Escrow Agent and PTI may rely upon any decision, act, consent or instruction of either one of the Representatives of the Shareholders as being the decision, act, consent or instruction of each and every such Record Holders. The Escrow Agent and PTI are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

(j) Third-Party Claims. In the event PTI becomes aware of a third-party claim which PTI believes may result in a demand against the Escrow Fund, PTI shall notify the Representatives of the Shareholders of such claim, and the Representatives of the Shareholders and the MicroLegend shareholders for whom Escrow Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. PTI shall have the right in its sole discretion to settle any such claim; provided, however, that PTI not effect the settlement of any such claim without the consent of the Representatives of the Shareholders, which consent shall not be unreasonably withheld. In the event that the Representatives of the Shareholders has consented to any such settlement, the Representatives of the Shareholders shall have no power or authority to object under Section 10.2(f) or any other provision of this Section 10.2 to the amount of any claim by PTI against the Escrow Fund for indemnity with respect to such settlement.

(k) Indemnification by PTI. Subject to the same limitations set forth in Section 10.2(d), PTI and Sub will jointly and severally indemnify and hold harmless the Principal Shareholders of MicroLegend, their respective successors and assigns and each Person, if any, who controls or may control any Principal Shareholder within the meaning of the Securities Act from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by PTI or Sub in this Agreement or any exhibit or schedule to this Agreement. The Principal Shareholders and their Affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The Principal Shareholders shall not make a claim for indemnification under this
Section 10.2(k) until the aggregate amount of Damages exceeds $150,000.00, in which case PTI and Sub shall indemnify the Principal Shareholders for the full amount of any such Damages. The Principal Shareholders shall give notice to PTI and Sub of any demand for indemnification under this Section 10.2(k), stating in reasonable detail the nature thereof. If any such demand arises out of a claim made against the Principal Shareholders by any Person not a party to this Agreement or an Affiliate of any party to this Agreement, such notice shall also state whether the Principal Shareholders dispute the claim and intend to defend against it. If the Principal Shareholders shall defend against the claim, PTI and Sub shall cooperate with them in such defense, shall make available to them all records and other materials reasonably required by them in such defense, and shall have the right to participate in such defense, but the Principal
Shareholders shall at all times control such defense. If the Principal Shareholders do not intend to defend against the claim, then within fifteen (15) days after their notice is given, PTI and Sub shall either (i) make payment in full of the claim (ii) compromise and make payment of the compromised claim, or
(iii) notify the Principal Shareholders that they dispute the claim and intend to defend against it. If PTI and Sub shall defend against the claim, the Principal Shareholders shall cooperate with PTI and Sub in such defense, shall make available to PTI and Sub all records and other materials reasonably required by PTI and Sub in such defense, and shall have the right to participate in such defense, but PTI and Sub shall at all times control such defense. In the event there is a dispute over the extent to which indemnification is available hereunder, the Representatives of the Shareholders and PTI shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If no such agreement can be reached after good faith negotiation, either PTI or either of the Representatives of the Shareholders may, by written notice to the other, demand arbitration in the manner set forth in Section 10.2(h).

Article 11.       TERMINATION

11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date.

(a) by PTI, upon notice to MicroLegend and the Principal Shareholders, if (without any breach by PTI of any of its obligations hereunder) if MicroLegend fails to comply with any condition set forth in Sections 9.1 or 9.3, and such failure of compliance is not waived by PTI; or

(b) by MicroLegend, upon notice to PTI, if (without any breach by MicroLegend of any of its obligations hereunder) compliance with any condition set forth in Sections 9.1 or 9.3 becomes impossible, and such failure of compliance is not waived by MicroLegend; or

(c) by PTI, upon notice to MicroLegend, if between the date hereof and the Closing Date there has occurred (or been discovered) any event, condition or change in the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of MicroLegend and its Subsidiaries (other than events, conditions and changes affecting the technology industry as a whole, or changes in income resulting from business operations in the ordinary course), or any damage, destruction or loss, whether or not covered by insurance, that adversely impairs the value of MicroLegend, any of its Subsidiaries, any of the facilities occupied by MicroLegend or any of their respective assets; and the reasonably anticipated aggregate ongoing effect of such events, conditions and changes on the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of MicroLegend subsequent to Closing exceeds $150,000;

(d) by PTI or Sub immediately upon notice to MicroLegend and the Principal Shareholders in the event MicroLegend breaches the provisions of Section 6.7;

(e) by PTI or Sub immediately upon notice to MicroLegend and the Principal Shareholders in the event the amount of Tangible Net Worth is less than $1,700,000; and

(f) by PTI or by MicroLegend, upon notice to the other, at any time after December 31, 1999.

11.2 Effect of Termination. In the event of termination of this Agreement by any Party in the manner provided by Section 11.1, this Agreement will immediately become void and of no effect, and subject to the provisions of Section 6.7, there will be no liability or obligation on the part of PTI, Sub, MicroLegend or any of their respective officers or directors to any other party hereto.

Article 12.       IN GENERAL

12.1 Survival of Representations, Warranties and Agreements. Unless otherwise specifically provided herein, the representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing.

12.2 Amendment; Waiver. This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed by each of the parties. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, will be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

12.3 Notices. Each notice and other communication given hereunder will be in writing and will be deemed given when delivered personally, sent by telecopier (receipt of which is confirmed), mailed by commercial express courier (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the party for which it is intended at the following address (or at such other address for a party as is specified by like notice):

(a)      if to MicroLegend prior to the Closing Date, to:

                                    MicroLegend Telecom Systems, Inc.
                  .........         150 Metcalfe Street, Suite 2201
                  .........         Ottawa, Ontario, Canada K2P 1P1
                  .........         Attention:  Thomas Blain,
                            Chief Technology Officer
                            ..... tel.:(613) 237-4344
                          ......... fax: (613) 237-4456

                  .........with a copy to:

                  .........         LaBarge Weinstein
                  .........         Xerox Tower
                  .........         333 Preston Street, 11th Floor
                  .........         Ottawa, Ontario, Canada K1S 5N4
                  .........         Attention:  Deborah L. Weinstein, Esq.
                  .........         Tel.: (613) 231-3000
                  .........         fax:  (613) 231-3900

(b) if to PTI or Sub, or to MicroLegend after the Closing Date, to:


                  .........         PERFORMANCE TECHNOLOGIES, INCORPORATED
                  .........         315 Science Parkway
                  .........         Rochester, New York  14620
                  .........         Attention: Donald L. Turrell
                  .........         President and Chief Executive Officer
                  .........         Tel.: (716) 256-0200
                  .........         fax:  (716) 256-3520

                  .........with a copy to:

                  .........         HARTER, SECREST & EMERY LLP
                  .........         700 Midtown Tower
                  .........         Rochester, New York  14604
                  .........         Attention: Jeffrey H. Bowen, Esq.
                  .........         Tel.: (716) 231-1149
                  .........         fax:  (716) 232-2152

                  .........         NELLIGAN POWER, LLP
                  .........         66 Slater, Suite 1900
                  .........         Ottawa, Ontario, Canada  K1P 5H1
                  .........         Attention: David Stout, Esq.
                  .........         Tel.: (613) 231-8344
                  .........         fax: (613) 788-3678

(c) if to the Principal Shareholders or the Representatives of the Shareholders

                                  Thomas Blain
                                    Reginald T. Cable
                                    c/o MicroLegend Telecom Systems, Inc.
                         150 Metcalfe Street, Suite 2201
                         Ottawa, Ontario, Canada K2P 1P1
                              tel.: (613) 237-4284
                               fax: (613) 237-4456

                           with a copy to:

                                    LaBarge Weinstein
                                    Xerox Tower
                                    333 Preston Street, 11th Floor
                                    Ottawa, Ontario, Canada  K1S 5N4
                                    Attention:  Deborah L. Weinstein, Esq.
                                    tel.: (613) 231-3000
                                    fax: (613) 231-3900

12.4 Schedules and Other Instruments. Each Schedule, each certificate provided hereunder and each written disclosure required hereby is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. No Schedule may be amended after the date of its delivery, except by mutual written agreement of PTI and MicroLegend. In the event that (a) MicroLegend presents to PTI a written proposed amendment to any Schedule, and (b) PTI fails to agree to such amendment in writing, and
(c) PTI nevertheless proceeds to close the Acquisition, then PTI waives any claim which it may have against MicroLegend, or its directors, officers or agents, based on an alleged breach of representation or warranty which would not have been a breach had PTI agreed to the amendment as proposed; provided, however, that the foregoing does not affect PTI's right to terminate this Agreement as provided by Article 11.

12.5 Inferences. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against any party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

12.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the Dominion of Canada without regard to its principles of conflicts of laws.

12.7  Assignment.  Neither this  Agreement  nor any of the rights,  interests or obligations hereunder may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned Subsidiary of PTI.

12.8 Benefit. Subject to express provisions herein to the contrary, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

12.9 Entire Agreement; Rights of Ownership. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, including the MOU among the parties with respect to the subject matter hereof. The parties acknowledge that no party will have the right to acquire or will be deemed to have acquired shares of the capital stock of any other party pursuant to the Acquisition until the Closing Date.

12.10 Counterparts. This Agreement, and any document or instrument required or permitted hereunder, may be executed in counterparts, each of which will be deemed an original and all of which together will constitute but one and the same instrument.

         In Witness Whereof, PTI, Sub and MicroLegend, each pursuant to the approval and authority duly given by resolutions adopted by its Board of Directors, and the Principal Shareholders have caused this Share Acquisition Agreement to be executed as of the date first above written.


                                    PERFORMANCE TECHNOLOGIES, INCORPORATED


                                    By:___________________________________
                                           Its:


                                    3688283 CANADA INC.


                                    By:___________________________________
                                          Its:


                                    MICROLEGEND TELECOM SYSTEMS, INC.


                                    By:___________________________________
                                           Its:


                                      Thomas Blain


                                     Reginald T. Cable

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A                  Description of Exchangeable Shares
Exhibit B                  Form of Voting Agreement
Exhibit C                  Form of Affiliates' Agreement
Exhibit D                  Form of Shareholder's Representation Agreement
Exhibit E-1                Form of Employment Agreement
Exhibit E-2                Form of Remaining Employee Employment Agreement
Exhibit F                  Form of Principal Shareholder Employment Agreements
Exhibit G                  Form of Voting and Exchange Trust Agreement
Exhibit H                  Form of Support Agreement
Exhibit I                  Form of Escrow Agreement


Schedule 2.1               Allocation of Exchangeable Shares
Schedule 4.1               Subsidiaries, Etc.
Schedule 4.2               Stock Rights
Schedule 4.4               Conflicts; Consents
Schedule 4.6               Additional Material Liabilities
Schedule 4.8               MicroLegend Permits
Schedule 4.9               Real Property
Schedule 4.10(a)           Permitted Encumbrances
Schedule 4.10(b)           Leases
Schedule 4.10(c)           Wetlands
Schedule 4.12              Condition of Real Property
Schedule 4.13              Equipment; Personal Property
Schedule 4.14              Environmental Matters
Schedule 4.15              Employee Plans
Schedule 4.16              Employment Matters
Schedule 4.17              Material Agreements
Schedule 4.18              Litigation
Schedule 4.24              Intellectual Property
Schedule 4.25              Accounts Receivable and Accounts Payable
Schedule 4.26              Inventory and Backlog
Schedule 4.27              Customers and Suppliers
Schedule 4.28              Product Warranties
Schedule 4.29              Year 2000
Schedule 4.30              Banking Relations
Schedule 6.1               Material Changes
Schedule 7.3               Employees